As filed with the Securities and Exchange Commission on April 1, 2008

Investment Company Act Registration No. 811-09999

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pre-Effective Amendment No.

Post-Effective Amendment No.

and/or

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 10 (X)

(Check appropriate box or boxes)

DRYDEN CORE INVESTMENT FUND

(Exact name of registrant as specified in charter)

GATEWAY CENTER THREE

100 MULBERRY STREET

NEWARK, NEW JERSEY 07102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 367-7521

Deborah A. Docs

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

(Name and Address of Agent for Service)

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April 1, 2008
PROSPECTUS
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DRYDEN CORE INVESTMENT FUND
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Short-Term Bond Fund Short-Term Municipal Bond Fund National Municipal Money Market Fund Taxable Money Market Fund Government Money Market Fund Treasury Money Market Fund
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As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's shares, nor hasthe SEC determined that this prospectus is complete or accurate.It is a criminal offense to state otherwise.
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Table of Contents

3	RISK/RETURN SUMMARY
3	ABOUT THE FUNDS
3	INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES
6	PRINCIPAL RISKS
9	EVALUATING PERFORMANCE
10	FEES AND EXPENSES
11	EXAMPLES

12	HOW THE FUNDS INVEST
12	INVESTMENT OBJECTIVES AND POLICIES
21	OTHER INVESTMENTS AND STRATEGIES
22	INVESTMENT RISKS

28	HOW THE FUNDS ARE MANAGED
28	BOARD OF TRUSTEES
28	MANAGER
28	INVESTMENT SUBADVISER
29	PORTFOLIO MANAGERS
30	DISTRIBUTOR
30	DISCLOSURE OF PORTFOLIO HOLDINGS

31	FUND DISTRIBUTIONS AND TAX ISSUES
31	DISTRIBUTIONS
31	TAX ISSUES

32	HOW TO BUY, SELL AND EXCHANGE SHARES OF THE FUNDS
32	HOW TO BUY SHARES
32	HOW TO SELL YOUR SHARES
32	NAV
33	FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

34	FINANCIAL HIGHLIGHTS
34	INTRODUCTION
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RISK/RETURN SUMMARY

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ABOUT THE FUNDS

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Thisprospectus provides information about the Dryden Core Investment Fund(the Core Fund), which consists of six separate series—the Short-Term Bond Fund, the Short-Term Municipal Bond Fund, the National Municipal Money Market Fund, the Taxable Money Market Fund, the Government Money Market Fundand the Treasury Money Market Fund(each, a Fund and collectively, the Funds).

While the Funds have some common attributes, each one has its own portfolio managers, investment objective and policies,performance information, and risks. Therefore, some sections of this prospectus deal with each Fund separately, while othersections address two or more Funds at the same time. In sections that concern only one particular Fund as identified in theapplicable section heading, "the Fund" refers to that particular Fund.

Shares of each Fund are available for purchase only by investment companies managed b Prudential Investments LLC (PI) andcertain current and future investment advisory clients of Prudential Investment Management, Inc. (PIM) that can rely on anOrder issued by the Securities and Exchange Commission (the Commission) that permits their joint investment in the Funds ofthe Core Fund. The Core Fund and itsFunds are managed in compliance with the terms and conditions of the Order.

Presently, only the Taxable Money Market Fund and the Short-Term Bond Fund are available for investment.
This section highlights key information about each Fund. Additional information follows this summary.

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INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

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Short-Term Bond Fund

Our investment objective is income consistent with relative stability of principal. This means we look for investments that we think will provide a high level of current income, but which are expected toexperience minimal fluctuations in value. We normally invest at least 80% of the Fund's investable assets (net assets plusany borrowings made for investment purposes) in bonds. These securities will include money market obligations, bonds and otherfixed income debt obligations such as U.S. Government securities (including U.S. Treasury bills, notes and bonds), mortgage-backedsecurities, asset-backed securities, foreign securities and other short-term debt obligations. The Fund will invest primarilyin debt obligations with a remaining average life of three years or less. While we make every effort to achieve our objective,we can't guarantee success.

Short-Term Municipal Bond Fund

Our investment objective is a high level of current income exempt from federal income taxes. To achieve our objective, we normally invest at least 80% of the Fund's investable assets (net assets plus any borrowingsmade for investment purposes) in bonds that are exempt from federal income taxes. These securities will include notes, generalobligation and limited obligation or revenue bonds, as well as municipal bonds, all of which we collectively refer to as "municipaldebt obligations." General obligation bonds are secured by the municipal issuer's pledge of its faith, credit and taxing powerfor payment of principal and interest. Revenue bonds rely on the revenues derived from a particular facility or class of facilitiesor from the proceeds of a special excise or other specific revenue source. Municipal notes include tax, revenue or bond anticipationnotes, which are issued to obtain funds for various public purposes.

The Fund may invest in municipal debt obligations of medium quality - that is, obligations of municipal issuers that possessadequate but not outstanding capacities to service their debt. The Fund may invest, without limitation, in municipal debtobligations rated at least Baa by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Service, as well asmunicipal debt obligations that are not rated, but which the Fund's investment adviser deems to be of equivalent quality.The Fund will invest primarily in municipal debt obligations that have a remaining average life of three years or less. TheFund may also buy and sell financial futures and options on futures contracts for the purpose of hedging its securities portfolioor to enhance the Fund's returns. While we make every effort to achieve our objective and maintain a NAV of $1 per share,we can't guarantee success.

The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposesof the federal alternative minimum tax. This means that certain investors who receive distributions from the Fund will besubject to federal income taxes on such distributions. Shareholders should consult with their tax advisers regarding the applicabilityof the federal alternative minimum tax.

National Municipal Money Market Fund

Our investment objective is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of tax-exempt current income. To achieve ourobjective, we normally invest at least 80% of the Fund's investable assets (net assets plus any borrowings made for investmentpurposes) in money market instruments that pay income exempt from federal income taxes. These securities include short-termdebt obligations issued by state and local governments, municipal commercial paper, variable rate demand obligations, andmunicipal asset-backed securities. The Fund will invest only in instruments that mature in thirteen months or less and whichare denominated in U.S. dollars. While we make every effort to achieve our objective and maintain a net asset value of $1per share, we can't guarantee success.

The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposesof the federal alternative minimum tax. This means that certain investors who receive distributions from the Fund will besubject to federal income taxes on such distributions. Shareholders should consult with their tax advisers regarding the applicabilityof the federal alternative minimum tax.

Taxable Money Market Fund

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of current income. To achieve our objective,we invest in short-term money market instruments issued by the U.S. Government, its agencies and instrumentalities, commercialpaper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issuedby banks, corporations and other companies, and obligations issued by foreign banks, companies or governments. The Fund willinvest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars, and municipalnotes. While we make every effort to achieve our objective and maintain a net asset value of $1 per share, we can't guaranteesuccess.

Government Money Market Fund

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of current income. We normally invest at least80% of the Fund's investable assets (net assets plus any borrowings made for investment purposes) in money market instrumentsissued by the U.S. Government, its agencies and instrumentalities. These securities include mortgage-backed securities issuedby U.S. Government agencies. The Fund will invest only in instruments that mature in thirteen months or less and which aredenominated in U.S. dollars. While we make every effort to achieve

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our objective and maintain a NAV value of $1 per share, we can't guarantee success.

Treasury Money Market Fund

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity.This means we look for investments that we think will provide a high level of current income. We normally invest at least80% of the Fund's investable assets (net assets plus any borrowings made for investment purposes) in

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money market instruments issued by the U.S. Treasury, which are backed by the full faith and credit of the United States.The Fund will invest only in instruments that mature in thirteen months or less. While we make every effort to achieve ourobjective and maintain a NAV of $1 per share, we can't guarantee success.

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PRINCIPAL RISKS

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Thefollowing summarizes the principal risks of investing in the Funds.

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Short-Term Bond Fund

Although we try to invest wisely, all investments involve risk. Since the Fund invests primarily in debt obligations, thereis the risk that the value of a particular obligation could go down. Debt obligations generally are subject to credit risk—the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk—the risk that the securities could lose value because interest rates change or investors lose confidence in the abilityof issuers in general to pay back their debt. The Fund's investments in asset-backed securities are also subject to prepayment risk—the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interestrates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations. Not all U.S.-governmentsecurities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, whichmust rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also risk involved in the investment strategies we may use. The Fund may use alternative investment strategies,such as derivatives,to attempt to improve the Fund's return or protect its assets. The use of derivatives involves the investment adviser attemptingto predict whether an underlying investment will go up or down at a future date. These derivative strategiesmay present above average risk. Derivatives may not fully match or offset the underlying positions and this could resultin losses to the Fund that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile,possibly resulting in magnified losses and missed opportunities.

There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investmentin the Fund could lose value, and you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation(FDIC) or any other government agency.

Since its November 2005 launch date, the Fund has invested in a diversified mix of asset-backed securities, short-term maturitycorporate bonds and money market securities. In order to reduce potential net asset value volatility, the majority of theseholdings have coupons which adjust prior to maturity on a periodic basis.

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Short-Term Municipal Bond Fund

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Although we try to invest wisely, all investments involve risk. Since the Fund invests primarily in debt obligations, there is the risk that the value of a particular obligation could go

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down. Debt obligations are generally subject tocredit risk —the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk —the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Fund's investment in municipal asset-backed securities are also subject to prepayment risk—the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations.

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The value of medium quality municipal debt obligations is more likely to react to developments affecting credit or market risk than higher rated obligations.

There is also risk involved in the investment strategies we may use. The Fund may use alternative investment strategies, such as derivatives , to attempt to improve the Fund's return or protect its assets. The use of derivatives involves the investment adviser attempting to predict whether an underlying investment will go up or down at a future date. These derivative strategies may present above average risk. Derivatives may not fully match or offset the underlying positions and this could result in losses to the Fund that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile, possibly resulting in magnified losses and missed opportunities.

There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investment in the Fund could lose value, and you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Fund.

National Municipal Money Market Fund

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk —the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk —the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Fund's investment in municipal asset-backed securities are also subject to prepayment risk —the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the Investment Company Act of 1940 (the 1940 Act). Such an event could affect our ability to maintain a net asset value (NAV) of $1 per share. Like any mutual fund, an investment in the Fund could lose value, and you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Fund.

Taxable Money Market Fund

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk —the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk —the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Fund's investment in asset-backed securities, is also subject to prepayment risk —the risk that the underlying obligations are paid before they are due, the security may discontinue paying an attractive rate of income, which could adversely affect yield and could require the Fund to reinvest in lower-yielding obligations. The Fund's investment in foreign securities involves additional risks. For example, foreign banks and companies generally are not subject to regulatory requirements comparable to those applicable to U.S. banks and companies. In addition, political developments and changes in currency rates may adversely affect the value of foreign securities. In all cases, however, we invest only in U.S. dollar-denominated securities. Not all U.S. government securities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Fund could lose value, and you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve the value of an investment at $1 per share, it is possible to lose money by investing in the Fund.

Government Money Market Fund

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Government are generally subject to market risk, the risk that the securities could lose value because of interest rate changes. Not all U.S. government securities are insured or guaranteed by the U.S. government - some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share.

Like any mutual fund, an investment in the Fund could lose value, and you could lose money. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Fund.

Treasury Money Market Fund

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Treasury are generally subject to market risk —the risk that the securities could lose value because of interest rate changes.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Fund could lose value, and you could lose money.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Fund.

EVALUATING PERFORMANCE

A number of factors - including risk - can affect how each Fund performs.

Past performance (before and after taxes) does not mean that a Fund will achieve similar results in the future.

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FEES AND EXPENSES

These tables show the fees and expenses that you may pay if you buy and hold shares of a Fund.

Shareholder Fees (paid directly from your investment)
All Funds
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load)(as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Fund Operating Expenses (deducted from Fund assets)
	Short-Term Bond Fund	Taxable Money Market Fund
Management Fees	None	None
+Distribution and service (12b-1) fees	None	None
*+Other expenses	.02	.01
+Acquired Fund Fees & Expenses	None	None
=Total Annual Fund Operating Expenses	.02	.01

* The Fund is not charged a management fee. The Manager is reimbursed for its costs and expenses. The amount indicated represents the costs and expenses recovered by the Manager during the Fund's most recent fiscal year.

Note: No expense information is provided for the Short-Term Municipal Bond Fund, the National Municipal Money Market Fund, the Government Money Market Fund or the Treasury Money Market Fund, as these Funds are not yet available for investment.

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EXAMPLES

This example is intended to help you compare the cost of investing in each Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in a Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example	One Year	Three Years	Five Years	Ten Years
Short-Term Bond Fund	$2	$15	$30	$73
Taxable Money Market Fund	$1	$3	$6	$13
Short-Term Municipal Bond Fund	N/A	N/A	N/A	N/A
National Municipal Money Market Fund	N/A	N/A	N/A	N/A
Government Money Market Fund	N/A	N/A	N/A	N/A
Treasury Money Market Fund	N/A	N/A	N/A	N/A

Your expenses on the same investment would be the same if you did not sell your shares.

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HOW THE FUNDS INVEST

INVESTMENT OBJECTIVES AND POLICIES

Short-Term Bond Fund

The investment objective of this Fund is income consistent with relative stability of principal. This means we seek investments that will provide a high level of current income, but which are expected to experience minimal fluctuations in value. Under normal circumstances, we invest primarily (at least 80% of the Fund's investable assets ) in money market obligations, bonds and other fixed income debt obligations such as
U.S. Government securities (U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. While we make every effort to achieve our objective, we can't guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

The Fund will invest at least 65% of its total assets in debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include obligations that have stated maturities in excess of three years, but which have a remaining average life not exceeding three years.

The money market obligations that the Fund may purchase will be rated in one of the two highest quality rating categories by a nationally recognized statistical rating organization (NRSRO), such as Moody's Investors Services, Inc. (rated at least MIG-2 or P-2) or Standard & Poor's Ratings Services (rated at least SP-1 or A-2). For bonds and other fixed income debt obligations, the Fund may purchase only obligations that are rated as "investment grade" by an NRSRO. This means that the obligation has received one of the four highest ratings by an NRSRO. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

From time to time we may invest up to 35% of the Fund's total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV value of shares of the Fund may be more susceptible to principal fluctuations.

A mortgage-backed security is a security that is backed by mortgage obligations. Investors in these securities receive payments of interest, principal or both interest and principal on the underlying mortgages. An asset-backed security is a loan, note or other investment that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans and credit card receivables. Certificates of deposit, time deposits and bankers' acceptancesare obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors

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comfort that the borrowing will be repaid when promised.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. Not all U.S. government securities are insured or guaranteed by the U.S. government - some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

Foreign securities and foreign markets involve additional risk. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the Statement of Additional Information (SAI), "Description of the Funds, Their Investments and Risks." The SAI contains more information about the Fund. To obtain a copy, see the back cover page of this prospectus.

Short-Term Municipal Bond Fund

The investment objective of this Fund is a high level of current income exempt from federal income taxes. We invest primarily (at least 80% of the Fund's investable assets) in municipal debt obligations that are exempt from Federal income taxes. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

The Fund will invest at least 65% of its total assets in municipal debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include municipal debt obligations that have stated maturities in excess of three years, but which have remaining maturities not exceeding three years. Interest on certain municipal debt obligations may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Fund will be subject to federal income taxes on such distributions. The Fund may invest in AMT Paper without limit.

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The Fund may purchase obligations that are rated as "medium grade" by a NRSRO, which means that the obligation is rated as being neither highly protected nor poorly secured. The ability of the issuer to make the interest and principal payments on these municipal debt obligations may appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any extended period of time. Such obligations lack outstanding investment characteristics and in fact may have speculative characteristics as well. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

The Fund may also invest in inverse floaters, zero coupon municipal securities, and money market obligations. Inverse floaters are debt instruments with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. The price of an inverse floater will be considerably more volatile than that of a fixed-rate bond. Zero coupon municipal securities do not pay current interest, but are purchased at a discount from their face value. The Fund may only purchase money market obligations rated in one of the two highest quality rating categories by a NRSRO.

From time to time, we may invest up to 35% of the Fund's total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV of shares of the Fund may be more susceptible to principal fluctuations.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Funds, Their Investments and Risks." The SAI contains more information about the Fund. To obtain a copy, see the back cover page of this prospectus.

Taxable Money Market Fund

The investment objective of this Fund is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek

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investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities, as well as commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies (including trust structures), obligations issued by foreign banks, companies or foreign governments, and municipal bonds and notes.

The Fund invests in high-quality money market instruments to try to provide investors

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with current income while maintaining a stable NAV of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody's Investors Services, Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor's Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Fund's investment adviser. All securities that we purchase will be denominated in U.S. dollars.

Debt obligations issued or guaranteed by the U.S. Government and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the Government National Mortgage Association (GNMA or "Ginnie Mae"). Debt securities issued by other government entities, such as obligations of the Federal National Mortgage Association (FNMA or "Fannie Mae") and the Student Loan Marketing Association (SLMA or "Sallie Mae"), are not backed by the full faith and credit of the U.S. Government and are subject to risk of default like private issuers. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to risk of default like private issuers.

Commercial paper is short-term debt obligations of banks, corporations, municipalities and other borrowers. The obligations are usually issued by financially strong businesses and often include a line of credit to protect purchasers of the obligations. Funding

16	DRYDEN CORE INVESTMENT FUND

agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. An asset-backed security is a loan or note that pays interest based upon the cash flow of a pool of assets, such as; mortgages, loans, credit card receivables, corporate receivables, and corporate and municipal securities. Certificates of deposit, time deposits, bankers' acceptances and bank notes are obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.

Municipal Bonds and Notes may be general obligation or revenue bonds. General obligation bonds or notes are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases, municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

The Fund's investments also include variable rate demand obligations (VRDOs) and Participating VRDOs in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Fund may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period not exceeding seven days. Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of certain VRDOs or Participating VRDOs may not be honored.

Master Notes and Debt Obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features , which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market mutual funds.

Foreign securities and foreign markets involve additional risks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

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Any of the money market instruments that the Fund may purchase may be

18	DRYDEN CORE INVESTMENT FUND

accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as "puts" and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Funds, Their Investments and Risks." The SAI contains more information about the Fund. To obtain a copy, see the back cover page of this prospectus.

National Municipal Money Market Fund

The investment objective of this Fund is current income exempt from federal income taxes, preservation of capital and maintenance of liquidity. This means we seek investments that will provide a high level of tax-exempt current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Fund's investable assets) in a diversified portfolio of short-term debt obligations issued by states, territories and possessions of the United States and the District of Columbia, and their respective political subdivisions the interest on which is wholly exempt from federal income taxes. The exemption from federal income taxes is supported by an opinion of counsel to the issuer. These securities are generally known as "Municipal Bonds" or "Municipal Notes." Interest on certain Municipal Bonds and Municipal Notes may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Fund will be subject to federal income taxes on such distributions. The Fund may invest in AMT Paper without limit.

The Fund invests in high-quality money market instruments to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody's Investors Services,Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor's Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Fund's investment adviser.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that are subject to demand features, which provide liquidity and allow us to demand repayment of a debt obligation before the obligation is due or matures. This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rulesapplicable to money market mutual funds.

The Fund's investments may include variable rate demand obligations (VRDOs) and VRDOs in the form of participation interests (Participating VRDOs) in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Fund may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period, not exceeding seven days. Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period, not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of VRDOs or Participating VRDOs may not be honored.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Fund may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. These rights are referred to as " puts " and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security. One form of liquidity put consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or "tender option." Tender option bonds are the functional equivalent of ordinary variable or floating rate obligations.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Funds, Their Investments and Risks." The SAI contains more information about the Fund. To obtain a copy, see the back cover page of this prospectus.

Treasury Money Market Fund

The investment objective of this Fund is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we can't guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Fund's investable assets ) in a diversified portfolio of short-term debt obligations issued by the U.S. Treasury that are backed by the full faith and credit of the United States.

The Fund invests in U.S. Treasury money market instruments to try to provide investors with current income while maintaining a stable NAV value of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present "minimal credit risk" and are of "eligible quality." "Eligible quality" for this purpose applies to all short-term debt obligations of the U.S. Treasury in which the Fund may invest.

Debt securities issued by the U.S. Treasury have different interest rates and maturities, but they are all backed by the full faith and credit of the U.S. Government. Brokerage firms sometimes "strip" down Treasury debt securities into their component parts: the Treasury's obligation to make periodic interest payments and its obligation to repay the amounts borrowed. These stripped securitiesare sold to investors separately. Stripped

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securities do not make periodic interest payments, but they are typically sold at a discount and then redeemed for their face value on their maturity dates. These securities increase in value when interest rates fall and lose value when interest rates rise. However, the value of stripped securities generally fluctuates more in response to interest rate movements than the value of traditional bonds. The Fund may try to earn money by buying stripped securities at a discount and either selling them after they increase in value or holding them until they mature. The Fund may also invest in Treasury Inflation Protected Securities, known as "TIPS," if these securities are deemed to comply with the requirements of Rule 2a-7. TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principal adjusted every six months based on changes in the Consumer Price Index.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rulesgoverning money market mutual funds.

Any of the money market instruments that the Fund may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as "puts" and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

Government Money Market Fund

The investment objective of this Fund is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Fund's investable assets ) in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities.

The Fund invests in money market instruments, issued by the U.S. Government and its

20	DRYDEN CORE INVESTMENT FUND

agencies to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present "minimal credit risk" and are of "eligible quality." "Eligible quality" for this purpose includes all short-term debt obligations of the U.S. government, its agencies and instrumentalities in which the Seriesmay invest.

Debt obligations issued or guaranteed by the U.S. Government and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the GNMA. Debt securities issued by other government entities, such as obligations of the FNMA and the SLMA, are not backed by the full faith and credit of the U.S. Government and are subject to risk of default like private issuers. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, such as the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to risk of default like private issuers.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Fund may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as " puts " and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Funds, Their Investments and Risks." The SAI contains more information about the Fund. To obtain a copy, see the back cover page of this prospectus.

OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies, we may also use the following investments and strategies to try to increase the Funds' returns or protect their assets if market conditions warrant.

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Repurchase Agreements
Each Fund (except the Treasury Money Market Fund) intends to use repurchase agreements, where a party agrees to sell a security to a Fund and then repurchase it at an agreed-upon price at a stated time. This creates a fixed return for a Fund. A Fund will only enter into these repurchase agreements with parties whom we believe can honor their obligations in the transactions.

Reverse Repurchase Agreements
Each Fund may use reverse repurchase agreements, where we borrow money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price at a stated time.

When-Issued and Delayed Delivery Securities
Each Fund may also purchase money market or other obligations on a "when-issued " or "delayed delivery " basis. When a Fund makes this type of purchase, the price and interest rates are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. A Fund does not earn interest income until the date the obligations are delivered.

Floating and Variable Rate Securities
Each Fund may purchase floating rate and variable rate securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return a Fund will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to a Fund.

Additional Strategies
Each Fund also follows certain policies when it borrows money (a Fund may borrow up to 33 1/3% of the value of its total assets and may pledge up to 33 1/3% of its total assets to secure these borrowings); lends its securities to others (each Fund may lend up to 33 1/3% of its total assets, including collateral received in the transaction); and holds illiquid securities (each Fund, except the Short-Term Bond Fund and the Short-Term Municipal Bond Fund, may hold up to 10% of its net assets in securities, including certain restricted securities, which do not have a readily available market, repurchase agreements with maturities longer than seven days and VRDOs or Participating VRDOs with notice periods for demand of unpaid principal and accrued interest exceeding seven days; the Short-Term Bond Fund and the Short-Term Municipal Bond Fund may each hold up to 15% of its respective net assets in such illiquid securities). Each Fund is subject to certain investment restrictions that are fundamental policies, which means that they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

Derivative Strategies
We may use a number of alternative investment strategies—including derivatives —to try to improve the Short-Term Bond Fund's and the Short-Term Municipal Bond Fund's returns and to protect their respective assets, although we cannot guarantee these strategies will work, that the instruments necessary to implement these strategies will be available or that either Fund will not lose money. Derivatives—such as futures, interest rate futures contracts, options, options on futures, indexed and inverse floating rate securities, forward exchange transactions and various types of swaps—involve costs and can be volatile. With derivatives, the investment adviser tries to predict whether the underlying investment—a security, market index, currency, interest rate or some other investment—will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Short-Term Bond Fund's or the Short-Term Municipal Bond Fund's overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or use any particular instrument. Any derivatives that either the Short-Term Bond Fund or the Short-Term Municipal Bond Fund may use may not match or offset the Funds' underlying holdings. For more information about these strategies, see the SAI, "Description of the Funds, Their Investments and Risks."

INVESTMENT RISKS

As noted previously, all investments involve risk, and investing in the Funds is no exception. The charts below outline the key risks and potential rewards of the principal strategies each Fund may follow. See "Description of the Funds, Their Investments and Risks" in the SAI.

High-Quality Money Market Obligations
Risks	Potential Rewards

  Credit risk - the risk that the borrower cannot pay back the money borrowed or make interest payments or, in the case of variable-rate demand obligations (VRDOs), that the issuer of a put may not be able to meet its obligation to purchase the underlying security.

  Market risk - the risk that the obligations will lose value in the market, sometimes rapidly or unpredictably, because interest rates rise or there is a lack of confidence in the borrower, or there is a lack of confidence in an industry.

A potential source of regular interest income. Generally more secure than stock and other equity securities since corporate issuers must pay their debts before paying stockholders.

22	DRYDEN CORE INVESTMENT FUND

Medium-Quality Debt Obligations
Risks	Potential Rewards

  Lower-rated debt obligations are more volatile than higher-rated securities and demonstrate greater credit and market risk.

  Credit risk (lower risk for higher rated bonds) - the risk that the borrower can't pay back the money borrowed or make interest payments. The greater a bond's credit risk, the higher its potential volatility.

  Market risk - the risk that bonds will lose value in the market, sometimes rapidly or unpredictably, because interest rates rise or there is a lack of confidence in the borrower or the bond's insurer.

  Interest rate risk - the risk that the value of most bonds will fall when interest rates rise. The longer a bond's maturity and the lower the credit quality, the more its value typically falls. Price volatility may result.

Investors may realize higher returns based upon higher interest rates paid on lower-rated debt obligations.

Foreign Securities
Risks	Potential Rewards

  Foreign markets, economies and political systems, particularly those in developing countries, may not be as stable as those in the U.S.

  Currency risk - adverse changes in the values of foreign currencies can cause losses (non-U.S. dollar denominated securities).

  May be less liquid than U.S. stocks and bonds.

  Differences in foreign laws, accounting standards, public information, custody and settlement practices may result in less reliable information on foreign investments and involve more risks.

  Investments in emerging market securities are subject to greater volatility and price declines.

  Investors may participate in the growth of foreign markets through the Fund's investments in companies operating in those markets.

  The Fund may profit from a favorable change in the value of foreign currencies (non-U.S. dollar denominated securities).

  Opportunities for diversification.

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Derivatives (only Short-Term Bond Fund and Short-Term Municipal Bond Fund)
Risks	Potential Rewards

  The value of derivatives (such as futures, swaps and options) that are used to hedge a portfolio security is generally determined independently from the value of that security and could result in a loss to the Fund when the price movement of the derivative does not correlate with a change in the value of the portfolio security.

  Derivatives may not have the intended effects and may result in losses or missed opportunities.

  The counterparty to a derivatives contract could default.

  Derivatives can increase share price volatility and those that involve leverage could magnify losses.

  Certain types of derivatives involve costs to the Fund that can reduce returns.

  It may be difficult to value precisely or sell at the time or price desired.

  Derivatives could make money and protect against losses if the investment analysis proves correct.

  Derivatives used for return enhancement purposes involve a type of leverage and could generate substantial gains at low cost.

  One way to manage the Fund's risk/return balance is by locking in the value of an investment ahead of time.

  Hedges that correlate well with an underlying position can reduce or eliminate the volatility of investment income or capital gains at low cost.

24	DRYDEN CORE INVESTMENT FUND

Asset Backed Securities
Risks:	Potential Rewards

  Credit risk - the risk that the underlying receivables will not be paid by debtors or by credit insurers or guarantors of such instruments. Some asset-backed securities are unsecured or secured by lower-rated insurers or guarantors and thus may involve greater risk

  Prepayment risk - the risk that the underlying debt instruments may be prepaid, partially or completely, generally during periodsof falling interest rates, which could adversely affect yield to maturity and could require the Fund to reinvest in lower yielding debt instruments.

  Extension risk - the risk that rising interest rates may cause the underlying debt instruments to be paid off more slowly by the debtor, causing the value of the securities to fall.

  Market risk - the risk that bonds will lose value in the market, sometimes rapidly or unpredictably, because interest rates rise or there is a lack of confidence in the borrower or the bonds insurer.

  Interest rate risk - the risk that the value of most bonds will fall when interest rates rise. The longer a bond's maturity and the lower its credit quality, the more its value typically falls. Price volatility may result.

  A potential source of regular interest income.

  Prepayment risk is generally lower than with mortgage related securities Pass-through instruments may provide greater diversification than direct ownership of loans.

  May offer higher yield due to their structure than other instruments.

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Illiquid Securities
Risks	Potential Rewards
May be difficult to value precisely. May be difficult to sell at the time or price desired.	May offer a more attractive yield or potential for growth than more widely traded securities.

U.S. Government Securities
Risks	Potential Rewards

  Not all U.S. government securities are insured or guaranteed by the U.S. government. Some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt.

  Limits potential for capital appreciation.

  Credit risk - the risk that the borrower can't pay back the money borrowed or make interest payments (relatively low for U.S. government securities). The lower a bond's quality, the higher its potential volatility.

  Market risk - the risk that the market value of an investment may move up or down, sometimes rapidly or unpredictably, because interest rates rise or there is a lack of confidence in the borrower.

  Market risk may affect an industry, a sector or the market as a whole.

  Interest rate risk - the risk that the value of most debt obligations will fall when interest rates rise. The longer a bond's maturity and the lower its credit quality, the more its value typically falls. Price volatility may follow.

  May preserve the Fund's assets.

  A source of regular interest income.

  Generally more secure than lower quality debt securities and generally more secure than equity securities.

  Principal and interest may be guaranteed by the U.S. government.

  If interest rates decline, long-term yields should be higher than money market yields.

  Bonds have generally outperformed money market instruments over the long term.

  Most bonds rise in value when interest rates fall.

26	DRYDEN CORE INVESTMENT FUND

The following table sets forth, for each Fund, the amount of Fund assets expected to be invested in each of the investment types identified in the previous charts.

Investment Type	Funds	% of Total Fund Assets
High-quality money market obligations of all types	All Funds, including investment grade bonds for Short-Term Bond Fund	Up to 100%
Medium-quality municipal debt obligations	Short-Term Municipal Bond Fund	Up to 100%
Medium-quality debt obligations	Short-Term Bond Fund	Up to 100%
Foreign Securities	Short-Term Bond Fund and Taxable Money Market Fund	Up to 100%
Derivatives	Short-Term Bond Fund and Short-Term Municipal Bond Fund	Up to 20%
Asset-backed securities	Short-Term Bond Fund and Taxable Money Market Fund	Up to 100%
Illiquid Securities	Short-Term Bond Fund and Short-Term Municipal Bond Fund	Up to 15% of net assets
	All other Funds	Up to 10% of net assets
U.S. Government securities	All Funds	Up to 100%

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HOW THE FUNDS ARE MANAGED

BOARD OF TRUSTEES

The Board of Trustees (the Board) oversees the actions of the Manager, the subadviser and Distributor and decides on general policies. The Board also oversees the Core Fund's officers, who conduct and supervise the daily business operations of each Fund.

MANAGER

Prudential Investments LLC (PI)
Gateway Center Three, 100 Mulberry Street
Newark, NJ 07102

Under a management agreement with the Core Fund, PI manages each Fund's investment operations and administers its business affairs. The Core Fund reimburses PI for its costs and expenses incurred in managing each Fund's investment operations and administering its business affairs.

PI and its predecessors have served as manager or administrator to investment companies since 1987. As of February 29, 2008, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $116.6 billion.

PI and the Core Fund operate under an exemptive order (the Order) from the Commission that generally permits PI to enter into or amend agreements with investment subadvisers without obtaining shareholder approval each time. This authority is subject to certain conditions, including the requirement that the Board must approve any new or amended agreements with an investment subadviser. Shareholders of a Fund still have the right to terminate these agreements at any time by a vote of the majority of outstanding shares of the Fund. The Core Fund will notify shareholders of any new investment subadvisers or material amendments to advisory agreements pursuant to the Order.

A discussion of the basis for the Board's approvals of the Core Fund's management and subadvisory agreements is available in the Core Fund's semi-annual report to shareholders, which is available at the end of September of each year.

INVESTMENT SUBADVISER

Prudential Investment Management, Inc. (PIM) is the Core Fund's investment subadviser and has served as an investment adviser to investment companies since 1984. Its address is Gateway Center Two, 100 Mulberry Street, Newark NJ 07102. PI has responsibility for all investment advisory services, supervises PIM and pays PIM for its services. PIM is reimbursed by PI for its direct costs, excluding profit and overhead, incurred by PIM in furnishing services to PI.

28	DRYDEN CORE INVESTMENT FUND

PIM's public fixed income unit (PIM Fixed Income) is the principal public fixed income asset management unit of PIM and is responsible for the management of the Core Fund.

PORTFOLIO MANAGERS

Taxable Money Market Fund

Joseph M. Tully, Manolita Brasil and Robert Browne of PIM Fixed Income are primarily responsible for the day-to-day management of the Fund.

Joseph M. Tully, Managing Director, has managed the Fund since 2000. Prior to joining Prudential Financial in 1987, he worked for Merrill Lynch Asset Management as a portfolio manager and senior bank credit analyst, and was an assistant national bank examiner for the Office of the Comptroller of the Currency. Mr. Tully has been managing short-term fixed income investments since 1985, and has been in the investment management business since 1983.

Manolita Brasil, Vice President, is a portfolio manager responsible for taxable money market funds and has managed the Fund since 2000. In addition, Ms. Brasil coordinates credit research for commercial paper and other short-term instruments. She has been managing money markets portfolios for PIM Fixed Income since 1988. Previously, she managed the money markets support staff. Ms. Brasil joined Prudential Financial in 1979. Ms. Brasil has been in the investment management business since 1988.

Robert T. Browne, Vice President, is portfolio manager responsible for taxable money market funds and has managed the Fund since 2000. Before assuming his current position in 1995, he spent two years analyzing and trading currency and global bonds, and handling operations, marketing, compliance and business planning functions. Mr. Browne joined Prudential Financial in 1989. Mr. Browne has been in the investment management business since 1993.

Short-Term Bond Fund

Mr. Tully and Joseph D'Angelo of PIM Fixed Income are primarily responsible for management of the Fund. Joseph D'Angelo, Principal, is a portfolio manager responsible for short-term investments and has managed the Fund since 2005. Mr. D'Angelo joined Prudential Financial in 1988. He has been in the investment management business since 1989.

Additional information about the portfolio managers concerning their compensation,

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other accounts that they manage and ownership of securities in the Fund may be found in the SAI under "Management and Advisory Arrangements.''

DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS or the Distributor) distributes each Fund's shares under a Distribution Agreement with the Core Fund. PIMS does not receive any compensation from the Core Fund for distributing its shares.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Core Fund's policies and procedures with respect to the disclosure of portfolio securities is described in the SAI.

30	DRYDEN CORE INVESTMENT FUND

FUND DISTRIBUTIONS AND TAX ISSUES

DISTRIBUTIONS

Investors who buy shares of a Fund should be aware of some important tax issues. For example, each Fund distributes dividends and capital gains , if any, to shareholders. These distributions are subject to taxes.

The following briefly discusses some of the important tax issues that should be considered, but is not meant to be tax advice:

Each Fund distributes dividends of any net investment income to shareholders every month. The dividends received from a Fund (other than certain dividends from the National Municipal Money Market Fund and the Short-Term Municipal Bond Fund, which will generally be exempt from U.S. federal income tax) will be taxed as ordinary income for U.S. federal income tax purposes, whether or not they are reinvested in the Fund. Any realized net capital gains will be paid to shareholders (typically once a year). Capital gains are generated when a Fund sells assets for a profit. Distributions of dividends and capital gains are automatically reinvested in the Fund.

TAX ISSUES

Fund distributions are generally taxable in the year they are received, except when we declare certain dividends in October, November or December of a calendar year, but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31st of the prior year.

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HOW TO BUY, SELL AND EXCHANGE SHARES OF THE FUNDS

HOW TO BUY SHARES

Shares of the Funds are available only to investment companies managed by PI and certain investment advisory clients of the investment subadviser that have received an Order issued by the Commission that allows them to invest in the Fund. The purchase of shares of the Funds is subject to the terms and conditions set forth in the Order. For an explanation of the procedures for pricing the Funds' shares, see "Net Asset Value" in the SAI.

HOW TO SELL YOUR SHARES

When a shareholder sells shares of a Fund—also known as redeeming shares—the price the shareholder will receive will be the NAV next determined after the Fund's Transfer Agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), receives the order to sell. We must receive an order to sell by 4:15p.m. New York time to process the sale on that day. Generally, we will pay for the shares that are sold within seven days after the Transfer Agent receives the sell order.

NAV

For all Funds except the Taxable Money Market Fund, we determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, when the U.S. government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by 4:15 p.m., New York time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. government bond market and U.S. Federal Reserve banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. government bond market (as recommended by the Bond Market Association) or the U.S. Federal Reserve banks close in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday.

For the Taxable Money Market Fund only, we determine the NAV of our shares four times each business day at 10:00 a.m., 12:00 p.m., 2:00 p.m., and 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, when the U.S. government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by PMFS by 4:15 p.m., New York time, in order to receive the NAV on that day. Dividend income will be determined and declared immediately after the final NAV for the day is determined. On days when the NYSE is closed, but the U.S. government bond market and U.S. Federal Reserve Banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. government bond market (as recommended by the Bond Market Association) or the U.S. Federal Reserve Banks close

32	DRYDEN CORE INVESTMENT FUND

in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday.

If your purchase order for Fund shares is received by PMFS before 4:15 p.m., New York time, and federal funds are received by the Custodian by wire transfer on the same business day, your purchase order becomes effective as of 4:15 p.m., New York time, and the shares you purchase are entitled to dividend income earned on that day. In order to make investments that will generate income immediately, the Fund must have federal funds available to it. Therefore, you are urged to wire funds to the Custodian via the Federal Reserve Wire System as early in the day as possible.

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

Short-Term Bond Fund

Since the Fund is generally not designed for long-term investing, and frequent purchases and redemptions of the Fund's shares generally do not present risks to other shareholders of the Fund, the Board has determined that, at the present time, the Fund need not adopt policies and procedures to prevent frequent purchases and redemptions.

Taxable Money Market Fund

Since the Fund is a money market fund that is generally not designed for long-term investing, and frequent purchases and redemptions of the Fund's shares generally do not present risks to other shareholders of the Fund, the Board has determined that, at the present time, the Fund need not adopt policies and procedures to prevent against frequent purchases and redemptions.

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FINANCIAL HIGHLIGHTS

INTRODUCTION

Presently, only the Taxable Money Market Fund and the Short-Term Bond Fund are available for investment.
The financial highlights below are intended to help a shareholder evaluate the financial performance of a Fund. The total return represents the rate that a shareholder would have earned on an investment in the Fund, assuming investment at the start of the period, reinvestment of all dividends and other distributions and sale at the end of the period.

The financial highlights for the years or periods ending January 31, 2004-2008 were derived from the financial statements audited by KPMG LLP, independent registered public accounting firm, whose reports on these financial statements were unqualified.

Additional performance information for each Fund is contained in the annual report and is available upon request.

34	DRYDEN CORE INVESTMENT FUND

TAXABLE MONEY MARKET FUND

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Fund Shares (Fiscal years ended 1/31)
Per Share Operating Performance:	2008	2007	2006	2005	2004
Net Asset Value, Beginning Of Year	$1.00	$1.00	$1.00	$1.00	$1.00
Net investment income and net realized gains	.05	.05	.03	.02	.01
Dividends and distributions to shareholders	(.05)	(.05)	(.03)	(.02)	(.01)
Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00
TOTAL RETURN (a)	5.43%	5.23%	3.46%	1.50%	1.20%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)	$24,536,580	$16,691,034	$14,439,643	$11,924,742	$12,769,580
Average net assets (000)	$20,733,978	$15,454,186	$11,936,264	$13,091,919	$8,669,076
Ratios to average net assets:
Expenses	.01%	.02%	.02%	.02%	.03%
Net investment income	5.29%	5.12%	3.50%	1.50%	1.20%
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(a) Total return is calculated assuming purchase of a share on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions. Total investment returns may reflect adjustments to conform to generally accepted accounting principles.

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SHORT-TERM BOND FUND

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Fund Shares (Fiscal years ended 1/31)
Per Share Operating Performance	2008	2007	November 7, 2005 (a) through January 31, 2006
Net Asset Value, Beginning Of Period	$10.01	$10.00	$10.00
Income (loss) from investment operations:
Net investment income	.55	.54	.10
Net realized and unrealized gain (loss) on investment transactions	(.69)	.01	-(b)
Total from investment operations	(.14)	.55	.10
Less Dividends
Dividends from net investment income	(.55)	(.54)	(.10)
Net asset value, end of period	$9.32	$10.01	$10.00
TOTAL RETURN (c)	(1.48)%	5.61%	.95%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)	$3,660,970	$3,060,691	$443,961
Average net assets (000)	$3,711,731	$1,314,770	$415,749
Ratios to average net assets:
Expenses	.02%(d)	.03%(d)	.08% (d)(e)
Net investment income	5.63%(d)	5.52%(d)	4.47% (d)(e)
Portfolio turnover rate	53%	31%	7% (f)
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(a) Commencement of investment operations.
(b) Amount represents less than $.005 per share.
(c) Total return is calculated assuming purchase of a share on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total investment returns may reflect adjustments to conform to generally accepted accounting principles. Total returns for periods of less than a full year are not annualized.
(d) The Manager of the Fund has agreed to reimburse the Fund in order to limit operating expenses (excluding interest, taxes, and brokerage commissions). The Manager will reimburse the Fund .035% of average daily net assets. If the Manager had not reimbursed the Series, the expenses and the net investment income ratios would have been .06% and 5.59% respectively, for the year ending January 31, 2008, .07% and 5.49%, respectively, for the year ending January 31, 2007 and .11% and 4.43%, respectively, for the period November 7, 2005 (commencement of investment operations) through January 31, 2006.
(e) Annualized.
(f)Not annualized.

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36	DRYDEN CORE INVESTMENT FUND
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BACK COVER

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You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows:
 MAIL Securities and Exchange Commission Public Reference Section Washington, DC 20549-0102 ELECTRONIC REQUEST publicinfo@sec.gov (The SEC charges a fee to copy documents) 	 IN PERSON Public Reference Room located at 100 F Street, N.E. in Washington, DC For hours of operation, call (202) 551-8090 VIA THE INTERNET on the EDGAR database at www.sec.gov
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The Annual and Semi-Annual Reports and the SAI contain additional information.Shareholders may obtain free copies of theSAI, Annual Report and Semi-Annual Report.
STATEMENT OF ADDITIONAL INFORMATION (SAI) (incorporated by reference into this Prospectus) SEMI-ANNUAL REPORT	ANNUAL REPORT (contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year)
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The Fund's Investment Co. Act File No. 811-09999

Dryden Core Investment Fund

April 1, 2008

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information (SAI) of Dryden Core Investment Fund ("Core Fund") is not a prospectus and should be read in conjunction with the Prospectus of Core Fund dated April 1, 2008, and can be obtained, without charge, by calling (800) 225-1852 or by writing to Core Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-1852. Core Fund's Prospectus is incorporated by reference into this SAI,

Core Fund's audited financial statements are incorporated into this SAI by reference to the Fund's 2008 Annual Report (File No. 811-09999). You may request a copy of the Annual Report at no charge by calling (800) 225-1852 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

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Table of Contents

3	FUND HISTORY
3	HISTORY OF CORE FUND

4	DESCRIPTION OF THE FUNDS, THEIR INVESTMENTS & RISKS
4	FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES

11	INVESTMENT RESTRICTIONS
11	FUNDAMENTAL & NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

13	MANAGEMENT OF CORE FUND
13	INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
17	MANAGEMENT & ADVISORY ARRANGEMENTS

23	CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES
23	PRINCIPAL SHAREHOLDERS

24	BROKERAGE ALLOCATION & OTHER PRACTICES
24	PORTFOLIO TRANSACTIONS & BROKERAGE

27	DISCLOSURE OF PORTFOLIO HOLDINGS
27	DISCLOSURE OF PORTFOLIO HOLDINGS

29	SECURITIES & ORGANIZATION
29	ADDITIONAL INFORMATION

30	PURCHASE & REDEMPTION
30	PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

31	NET ASSET VALUE
31	NET ASSET VALUE

32	TAXES, DIVIDENDS & DISTRIBUTIONS
32	TAXES, DIVIDENDS AND DISTRIBUTIONS

38	PROXY VOTING & CODES OF ETHICS
38	PROXY VOTING
38	CODES OF ETHICS

39	FINANCIAL STATEMENTS
39	FINANCIAL STATEMENTS

40	APPENDICES
40	APPENDIX I: DESCRIPTION OF BOND RATINGS
44	APPENDIX II: PROXY VOTING POLICIES OF THE SUBADVISER
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FUND HISTORY

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HISTORY OF CORE FUND

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CoreFund was organized under the laws of Delaware on April 23, 1999, as an unincorporated business trust.

On March 10, 2003, the Core Fund's name was changed from Prudential Core Investment Fund to Dryden Core Investment Fund.

Each series of the Core Fund is hereafter referred to as a "Fund", and the Core Fund, together with each Fund, is hereafterjointly referred to as "the Funds."

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DESCRIPTION OF THE FUNDS, THEIR INVESTMENTS & RISKS

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FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES

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The Core Fund is an open-end, management investment company, consisting of six diversified series: the Short-Term Bond Series, the Short-Term Municipal Bond Series, the National Municipal Money Market Series, the Taxable Money Market Series, the Government Money Market Series, and the Treasury Money Market Series (each, a Fund, and, collectively, the Funds).

Each Fund operates as a separate fund with similar investment objectives and similar policies designed to meet its investment goals. The investment objective of the Short-Term Bond Fund is income consistent with relative stability of principal. The investment objective of the Short-Term Municipal Bond Fund is a high level of current income exempt from federal income taxes. The investment objective of the National Municipal Money Market Fund is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. T investment objective of each of the Taxable Money Market Fund, Government Money Market Fund and Treasury Money Market Fund is current income consistent with the preservation of capital and the maintenance of liquidity. There can be no assurance that any Fund's investment objective will be achieved. See "How the Fund Invests" in the prospectus and the remainder of this section.

Presently, only the Taxable Money Market Fund and the Short-Term Bond Fund are available for investment.

Mortgage-Backed Securities

Mortgage-Related Securities Issued By U.S. Government Agencies and Instrumentalities. The Funds may invest in mortgage-backed securities, including those which represent undivided ownership interests in pools of mortgages. The U.S. Government or the issuing agency or instrumentality guarantees the payment of interest on and principal of these securities. However, the guarantees do not extend to the yield or value of the securities nor do the guarantees extend to the yield or value of a Fund's shares. Mortgages backing the securities which may be purchased by the Funds include conventional thirty-year fixed-rate mortgages, graduated payment mortgages, fifteen-year mortgages, adjustable rate mortgages and balloon payment mortgages. A balloon payment mortgage-backed security is an amortized mortgage security with installments of principal and interest, the last installment of which is predominantly principal. All of these mortgages can be used to create pass-through securities. A pass-through security is formed when mortgages are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgages is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an undivided mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. The remaining expected average life of a pool of mortgage loans underlying a mortgage-backed security is a prediction of when the mortgage loans will be repaid and is based upon a variety of factors, such as the demographic and geographic characteristics of the borrowers and the mortgaged properties, the length of time that each of the mortgage loans has been outstanding, the interest rates payable on the mortgage loans and the current interest rate environment.

During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Funds' ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages are reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses.

GNMA Certificates. Certificates of the Government National Mortgage Association (GNMA Certificates) are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages. GNMA Certificates that the Funds may purchase are the "modified pass-through" type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the "issuer" and GNMA, regardless of whether or not the mortgagor actually makes the payment. The GNMA Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (1) fixed rate level payment mortgage loans; (2) fixed rate graduated payment mortgage loans; (3) fixed rate growing equity mortgage loans; (4) fixed rate mortgage loans secured by manufactured (mobile) homes; (5) mortgage loans on multifamily residential properties under construction; (6) mortgage loans on completed multifamily projects; (7) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (8) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (9) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration (FHA) Loans or Veterans Administration (VA) Loans and, except as otherwise specified above, will be fully-amortizing

Dryden Core Investment Fund 4

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loans secured by first liens on one- to four-family housing units. Legislative changes may be proposed from time to timein relation to the Department of Housing and Urban Development which, if adopted, could alter the viability of investing inGNMAs.

FNMA Certificates.The Federal National Mortgage Association (FNMA) is a federally chartered and privately owned corporation organized and existingunder the Federal National Mortgage Association Charter Act. FNMA provides funds to the mortgage market primarily by purchasinghome mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchasehome mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly.

Each FNMA Certificate will entitle the registered holder thereof to receive amounts, representing such holder's pro ratainterest in scheduled principal payments and interest payments (at such FNMA Certificate's pass-through rate, which is netof any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loansin the pool represented by such FNMA Certificate and such holder's proportionate interest in the full principal amount ofany foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal and interest on eachFNMA Certificate will be guaranteed by the FNMA, which guarantee is not backed by the full faith and credit of the U.S. Governmentand is subject to risk of default as if guaranteed by private issuers. Each FNMA Certificate will represent a pro rata interestin one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteedby any government agency) of the following types: (1) fixed rate level payment mortgage loans; (2) fixed rate growing equitymortgage loans; (3) fixed rate graduated payment mortgage loans; (4) variable rate California mortgage loans; (5) other adjustablerate mortgage loans; and (6) fixed rate mortgage loans secured by multifamily projects.

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FHLMC Securities. The Federal Home Loan Mortgage Corporation (FHLMC) was created in 1970 through enactment of Title III of the Emergency HomeFinance Act of 1970 (FHLMC Act). Its purpose is to promote development of a nationwide secondary market in conventional residentialmortgages.

The FHLMC issues two types of mortgage pass-through securities: mortgage participation certificate (PCs) and guaranteed mortgagecertificates (GMCs). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principalpayments made and owned on the underlying pool. The FHLMC guarantees timely monthly payments of interest on PCs and the ultimatepayment of principal.

GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually andreturn principal once a year in guaranteed minimum payments. The expected average life of these securities is approximatelyten years. The FHLMC guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk ofdefault as if guaranteed by private issuers.

FHLMC Certificates. FHLMC is a corporate instrumentality of the United States created pursuant to the FHLMC Act. The principal activity of theFHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in suchmortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates.

FHLMC guarantees to each registered holder of the FHLMC Certificate the timely payment of interest at the rate provided forby such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificateultimate collection of all principal on the related mortgage loans, without any offset or deductions, but does not, generally,guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collectionof principal at any time after default on an underlying mortgage loan, but not later than 30 days following (1) foreclosuresale, (2)payment of a claim by any mortgage insurer or (3) the expiration of any right of redemption, whichever occurs later,but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and creditof the U.S. Government and is subject to risk of default as if guaranteed by private issuers.

FHLMC Certificates represent a pro rata interest in a group of mortgage loans (a FHLMC Certificate group) purchased by FHLMC.The mortgage loans underlying the FHLMC Certificates will consist of fixed rate or adjustable rate mortgage loans with originalterms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one-to-four-familyresidential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMCAct. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests inwhole loans and participations comprising another FHLMC Certificate group.

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The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interestrates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while havingcomparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than otherinvestments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline.In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principalprepayments generally will result in some loss of the holders' principal to the extent of the premium paid. On the other hand,if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current andtotal returns and will accelerate the recognition of income which when distributed to shareholders will be taxable as ordinaryincome.

Non-Agency Mortgage-Backed Securities. Certain non-agency private entities also issue mortgage-backed securities. Other than lacking the guarantee by the fullfaith and credit of the United States, the mortgage-backed securities issued by private issuers generally have characteristicsand risks comparable to those issued by GNMA, as discussed above. Some mortgage-backed securities issued by non-agency privateissuers may be supported by a pool of mortgages not acceptable to the agency issuers and thus may carry greater risks. TheFund may invest in these mortgage-backed securities issued by non-agency private issuers if they are rated at least A by Moody'sInvestors Services, Inc. (Moody's) or Standard & Poor's Ratings Services (S&P).

Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities (ARMs) are pass-through mortgage securities collateralized by mortgages with adjustablerather than fixed rates. Generally, ARMs have a specified maturity date and amortize principal over their life. In periodsof declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal.However, the major difference between ARMs and fixed rate mortgage securities is that the interest rate and the rate of amortizationof principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rateindex.

The amount of interest on an ARM is calculated by adding a specified amount, the "margin," to the index, subject to limitationson the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum andminimum changes to that interest rate during a given period. Because the interest rate on ARMs generally moves in the samedirection as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed rate securities.

There are two main categories of indices which serve as benchmarks for periodic adjustments to coupon rates on ARMs; thosebased on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving averageof mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, thethree-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th DistrictFederal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank OfferedRate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturityTreasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan BankCost of Funds Index (often related to ARMs issued by FNMA), tend to lag changes in market rate levels and tend to be somewhatless volatile.

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Collateralized Mortgage Obligations. Certain issuers of collateralized mortgage obligations (CMOs), including certain CMOs that have elected to be treated asReal Estate Mortgage Investment Conduits (REMICs), are not considered investment companies pursuant to a rule recently adoptedby the Securities and Exchange Commission (the Commission), and the Funds may invest in the securities of such issuers withoutthe limitations imposed by the Investment Company Act of 1940, as amended (the 1940 Act) on investments by the Funds in otherinvestment companies. In addition, in reliance on an earlier Commission interpretation, the Fund's investments in certainother qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitation of the 1940 Act onacquiring interests in other investment companies. In order to be able to rely on the Commission's interpretation, these CMOsmust be unmanaged, fixed asset issuers, that (1) invest primarily in mortgage-backed securities, (2) do not issue redeemablesecurities, (3) operate under general exemptive orders exempting them from all provisions of the 1940 Act and (4) are notregistered under the 1940 Act as investment companies. To the extent that the Funds select CMOs or REMICs that cannot relyon the rule or do not meet the above requirements, the Funds will limit their investments in such securities in a manner consistentwith the provisions of the 1940 Act.

Municipal Debt Obligations

Each Fund may purchase municipal debt obligations which include, but are not limited to, those described below. Each Fundintends to invest in securities that are currently available, or which may be developed in the future, and are appropriateto allow the Funds' investment adviser to pursue the Series' respective investment objectives.

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Municipal Bonds. Municipal Bonds may be general obligation or revenue bonds.

General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principaland interest. Municipal Bonds are generally issued to obtain funds for various public purposes, including construction ofpublic facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and waterand sewer works. They may also be issued to refund outstanding obligations, to meet general operating expenses or to obtainfunds to lend to other public institutions and facilities.

Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceedsof a special excise tax or other specific revenue source but not from the general taxing power. Some municipal revenue bondsalso include bonds issued through or on behalf of public authorities in order to obtain funds with which to provide privatelyoperated housing facilities, sports facilities, pollution control facilities, convention or trade show facilities, industrial,port or parking facilities and facilities for water supply, gas, electricity or waste disposal. The bonds typically are revenuebonds and generally do not carry the pledge of the issuing authority's credit.

Municipal Notes. Municipal Notes are short-term obligations generally with a maturity, at the time of issuance, ranging from six months tothree years. The principal types of Municipal Notes include tax anticipation notes, bond anticipation notes and revenue anticipationnotes. Municipal Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues, are usuallygeneral obligations of the issuing municipality or agency.

Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal workingcapital needs of a municipality or interim construction financing and to be paid from general revenues of the municipalityor refinanced with long-term debt. In most cases municipal commercial paper may be backed by letters of credit, lines of credit,lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

Each Fund will treat an investment in a municipal security refunded with escrowed U.S. Government securities as U.S. Governmentsecurities for purposes of the diversification requirements of Rule 2a-7 under the 1940 Act.

Municipal Asset Backed Securities. Each Fund may purchase municipal asset backed securities. These securities are debt obligations, oftentimes issued througha trust or other investment vehicles, that are backed by municipal debt obligations and accompanied by a liquidity facilityto comply with Rule 2a-7. Unlike investments in CMOs, a Fund's investment in securities of such issuers are subject to limitationsimposed by the 1940 Act.

Obligations Issued or Guaranteed By the U.S. Government, its Agencies and Instrumentalities

Obligations issued or guaranteed as to principal and interest by the U.S. Government may be acquired by a Fund in the formof custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasurynotes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are knownby various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" (TIGRs) and "Certificates of Accrualon Treasury Securities" (CATS).

Each Fund may also invest in Treasury Inflation Protected Securities, known as "TIPS," if these securities are deemed tocomply with the requirements of Rule 2a-7. TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principaladjusted every six months based on changes in the Consumer Price Index.

Floating Rate and Variable Rate Securities.Each Fund may purchase "floating rate" and "variable rate" securities. Investments in floating or variable rate securitiesnormally will involve securities which provide that the rate is set as a spread to a designated base rate or index rate, suchas rates on Treasury bills or LIBOR index, and, in some cases, that the purchaser can demand payment of the obligation atspecified intervals or after a specified notice period (in each case a period of less than thirteen months) at par plus accruedinterest. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securitieshave an interest rate which changes whenever there is a change in the designated base rate or index rate.

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Demand Features and/or Guarantees

Each Fund may purchase securities subject to demand features and/or guarantees. A demand feature supporting a money marketfund instrument can be relied upon in a number of respects. First, the demand feature can be relied upon to shorten the maturityof the

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underlying instrument. Second, the demand feature, if unconditional, can be used to evaluate the credit quality of the underlyingsecurity. This means that the credit quality of the underlying security can be based solely on the credit quality of the unconditionaldemand feature supporting that security.

A guarantee is a form of unconditional credit support that may include, for example, bond insurance, a letter of credit,and an unconditional demand feature. A money market fund (including each Fund except the Short-Term Bond Fund and the Short-TermMunicipal Bond Fund) holding a security subject to a guarantee may determine the credit quality of the underlying securitysolely on the basis of the credit quality of the supporting guarantee.

Each Fund may invest in securities directly issued by, or supported by, a demand feature provider or guarantor. Rule 2a-7under the 1940 Act currently limits each Fund's (except the Short-Term Bond Fund an the Short-Term Municipal Bond Fund) investmentin demand features and guarantees that are "second tier securities" under the Rule; that is, those securities that are ratedin the second highest category by a specified number of rating organizations. Specifically, Rule 2a-7 provides that a moneymarket fund cannot invest more than 5% of its total assets in securities directly issued by or supported by second tier demandfeatures or guarantees that are issued by the same entity. If the limitations described in Rule 2a-7 are changed, each ofthe Funds (other than the Short-Term Bond Fund and the Short-Term Municipal Bond Fund) will comply with the amended limitation.

Lending of Securities

Consistent with applicable regulatory requirements, each Fund may lend its portfolio securities to brokers, dealers and financialinstitutions, provided that outstanding loans for each Fund do not exceed in the aggregate 33 1/3% of the value of the Fund'srespective total assets and provided that such loans are callable at any time by such Fund and are at all times secured bycash or U.S. Government securities that is equal to at least the market value, determined daily, of the loaned securities.The advantage of such loans is that a Fund continues to receive payments in lieu of the interest on the loaned securities,while at the same time earning interest either directly from the borrower or on the cash collateral which will be investedin short-term obligations. Any voting rights, or rights to consent, relating to the securities loaned pass to the borrower.However, if a material event affecting the investment occurs, such loans will be called so securities may be voted by oneor more of the Funds, as applicable.

A loan may be terminated by the borrower on one business day's notice or by a Fund at any time. If the borrower fails tomaintain the requisite amount of collateral, the loan automatically terminates, and the Fund could use the collateral to replacethe securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensionsof credit, there are risks of delay in recovery and in some cases loss of rights in the collateral should the borrower ofthe securities fail financially. However, these loans of portfolio securities will only be made to firms determined to becreditworthy pursuant to procedures approved by the Board of Trustees (the Board) of the Core Fund. On termination of theloan, the borrower is required to return the securities to the Fund, and any gain or loss in the market price during the loanwould inure to that Fund.

Each Fund will pay reasonable finders, administrative and custodial fees in connection with a loan of its securities or mayshare the interest earned on collateral with the borrower.

Illiquid Securities

The Short-Term Bond Fund and the Short-Term Municipal Bond Fund may not hold more than 15% of their net assets and each ofthe remaining money market funds may not hold more than 10% of its net assets in illiquid securities, including securitiesthat are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale andrepurchase agreements which have a maturity of longer than seven days. Illiquid securities include repurchase agreements whichhave a maturity of longer than seven days, certain securities with legal or contractual restrictions on resale (restrictedsecurities) and securities that are not readily marketable (either within or outside of the United States). Historically,illiquid securities have included securities subject to contractual or legal restrictions on resale because they have notbeen registered under the Securities Act of 1933, as amended (Securities Act), securities which are otherwise not readilymarketable securities having a demand feature of longer than seven days, and repurchase agreements having a maturity of longerthan seven days. Securities which have not been registered under the Securities Act are referred to as private placementsor restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typicallyhold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale anduncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities anda mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and mightthereby experience difficulty satisfying redemptions. A mutual fund might also have to register such restricted

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securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impedesuch a public offering of securities.

A large institutional market has developed for certain securities that are not registered under the Securities Act, includingrepurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutionalinvestors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer'sability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the generalpublic or to certain institutions may not be indicative of the liquidity of such securities.

Rule 144A of the Securities Act allows for a broader institutional trading market for securities otherwise subject to restrictionon resale to the general public. Rule144A establishes a "safe harb from the registration requirements of the SecuritiesAct for resales of certain securities to qualified institutional buyers.

Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which thereis a readily available market will not be deemed to be illiquid under procedures established by the Board. Each investmentadviser will monitor the liquidity of such restricted securities subject to the supervision of the Board. In reaching liquiditydecisions, each investment adviser will consider, inter alia, the following factors: (1) the frequency of trades and quotesfor the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers;(3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplacetrades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).In addition, in order for commercial paper that is issued in reliance with Section 4(2) of the Securities Act to be consideredliquid, (a) it must be rated in one of the two highest rating categories by at least two nationally recognized statisticalrating organizations (NRSRO), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable qualityin the view of the investment adviser; and (b) it must not be "traded flat" (i.e., without accrued interest) or in defaultas to principal or interest. Repurchase agreements and variable rate demand obligations (VRDOs) subject to demand are deemedto have a maturity equal to the notice period.

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Securities of Other Investment Companies

Each Fund may invest in securities of other investment companies registered under the 1940 Act to the extent permitted by the 1940 Act or to the extent permitted by order or otherwise by the Commission. Generally, each Fund other than the Short-Term Bond Fund and the Short-Term Municipal Bond Fund, does not intend to invest more than 5% of its total assets in such securities. To the extent that a Fund invests in securities of other registered investment companies, shareholders of the Fund may be subject to duplicate management and advisory fees.

Borrowing

Each Fund may borrow (including through entering reverse repurchase agreements) up to 33 1/3% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes. Each Fund may pledge up to 33 1/3% of its total assets to secure such borrowings. A Fund will not purchase portfolio securities if its borrowings (other than permissible securities loans) exceed 5% of its total assets.

General Debt Obligations

Master Notes and other Debt Obligations are instruments that can be structured to meet specific needs of a Fund. These are typically negotiated with an issuer to meet certain criteria. These securities may contain demand features, which would allow the Fund to demand repayment prior to the notes stated maturity date.

Repurchase Agreements

Each Fund may purchase securities and concurrently enter into "repurchase agreements" with the seller, whereby the seller agrees to repurchase such securities at a specified price within a specified time (generally seven days or less). The repurchase agreements provide that the applicable Fund will sell the underlying instruments back to the dealer or the bank at the specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The difference between the purchase price and

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the resale price represents the interest earned by the Fund, which is unrelated to the coupon rate or maturity of the purchasedsecurity. Repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price.Such collateral will be held by the Fund's Custodian or a sub-custodian in a tri-party repurchase agreement, either physicallyor in a book-entry account.

A Fund will enter into repurchase transactions only with parties which meet creditworthiness standards approved by the Fund'sBoard. Each Fund's investment adviser monitors the creditworthiness of such parties under the general supervision of the Board.In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. To the extentthat the proceeds limit any sale of such collateral upon a default in the obligation to repurchase are less than the resaleprice, the Fund will suffer a loss, if the financial institution that is a party to the repurchase agreement petitions forbankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the trust is unsettled. As a result,under these circumstances, there may be a restriction on the Fund's ability to sell the collateral, and the Fund could suffera loss.

At the present time, we do not anticipate that the Treasury Money Market Fund will engage in repurchase agreement transactions.

Reverse Repurchase Agreements

Reverse repurchase agreements have the characteristics of borrowing and involve the sale of securities held by a Fund withan agreement to repurchase the securities at a specified price, date and interest payment. Each Fund intends only to use thereverse repurchase technique when it will be to its advantage to do so. These transactions are only advantageous if a Fundhas an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtainingthat cash. A Fund may be unable to realize earnings from the use of the proceeds equal to or greater than the interest requiredto be paid. The use of reverse repurchase agreements may exaggerate any increase or decrease in the value of a Fund's portfolio.The Fund's Custodian will maintain cash in a segregated account, or other liquid assets, maturing no later than the expirationof the reverse repurchase agreements and having a value equal to or greater than such commitments.

When-Issued and Delayed Delivery Securities

Each Fund may purchase securities on a "when-issued" or "delayed delivery" basis. When-issued or delayed delivery transactionsarise when securities are purchased or sold by a Fund with payment and delivery taking place in the future in order to securewhat is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. Each Fundwill limit such purchases to those in which the date of delivery and payment falls within 90 days of the date of the commitment.A Fund will make commitments for such when-issued transactions only with the intention of actually acquiring the securities.The Fund's Custodian will segregate cash or other liquid assets having a value equal to or greater than a Fund's purchasecommitments. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could,as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. The securities sopurchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase andsettlement.

Segregated Assets

When the Fund is required to segregate assets in connection with certain portfolio transactions, it will designate as segregatedwith its Custodian, The Bank of New York, cash, U.S. Government securities, equity securities (including foreign securities),debt securities or other liquid, unencumbered assets equal in value to its obligations in respect of potentially leveragedtransactions. These include when-issued and delayed delivery securities, futures contracts, written options and options infutures contracts (unless otherwise covered). If collateralized or otherwise covered, in accordance with Commission guidelines,these securities will not be deemed to be senior securities. The assets segregated will be marked-to-market bi-weekly.

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INVESTMENT RESTRICTIONS

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FUNDAMENTAL & NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

Each Fund's investment objectives and the following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of a Fund. A "majority of the outstanding voting securities," when used in this SAI, means the lesser of (1) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (2) more than 50% of the outstanding voting shares. With respect to the submission of a change in fundamental policy or investment objective of a Fund, such matters shall be deemed to have been effectively acted upon with respect to the Fund if a majority of the outstanding voting securities of the Fund votes for the approval of such matters, as provided above.

1. Each Fund may not: Issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act, and the rules and regulations promulgated thereunder, as each may be amended from time to time except to the extent that each Fund may be permitted to do so by exemptive order, SEC release, no-action letter or similar relief or interpretations (collectively, the "1940 Act Laws, Interpretations and Exemptions"). For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, reverse repurchase agreements, dollar rolls, short sales, derivative and hedging transactions such as interest rate swap transactions, and collateral arrangements with respect thereto, and transactions similar to any of the foregoing, and collateral arrangements with respect thereto, and obligations of a Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.

2. Each Fund may not: Buy or sell real estate, except that investment in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported or secured by interests in real estate are not subject to this limitation, and except that a Fund may exercise rights relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

3. Each Fund may not: Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

4. Each Fund may make loans, including loans of assets of a Fund, repurchase agreements, trade claims, loan participations or similar investments, or as permitted by the 1940 Act Laws, Interpretations and Exemptions. The acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers' acceptances or instruments similar to any of the foregoing will not be considered the making of a loan, and is permitted if consistent with the Series' investment objectives.

5. Each Fund may not: Buy or sell physical commodities or contracts involving physical commodities. Each Fund may purchase and sell (i) derivative, hedging and similar instruments such as financial futures and options thereon, and (ii) securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts, and a Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of a Fund's ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.

6. Each Fund may not: Purchase the securities of any issuer if, as a result, a Fund would fail to be a diversified company within the meaning of the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as each may be amended from time to time, except to the extent that a Fund may be permitted to do so by the 1940 Act Laws, Interpretations and Exemptions.

7. Each Fund may not: Purchase any security if as a result, 25% or more of a Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except for temporary defensive purposes, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. The Short-Term Municipal Bond Fund and National Municipal Bond Money Market Fund will, under normal circumstances, invest at least 80% of its investable assets in bonds that are exempt from federal income taxes. However, the interest on such obligations may be subject to the alternative minimum tax.

Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Fund's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset values will not be considered a violation of such policy. However, in the event that a Fund's asset coverage for borrowings falls below 300%, a Fund will take action within three days to reduce its borrowing, as required by applicable law. In

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addition to the fundamental policies listed above, the Fund's Board of Trustees has approved the following non-fundamentalpolicies. Non-fundamental policies may be changed without the approval of shareholders.

1. Each Fund may not: Make investments for the purpose of exercising control or management.

2. Each Fund may not: Purchase common stock or other voting securities, preferred stock, warrants or other equity securities,except as may be permitted by a Fund by restriction number 3 below.

3. Each Fund may not: Invest in securities of other registered investment companies, except by purchases in the open marketinvolving only customary brokerage commissions and as a result of which not more than 10% of its total assets (determinedat the time of investment) would be invested in such securities, or except as part of a merger, consolidation or other acquisition.

Each Fund (except the Taxable Money Market Fund) will provide 60 days' prior written notice to shareholders of a change insuch Fund's non-fundamental policy of investing over 80% of its investable assets in the type of investments suggested bythe Fund's name. The Taxable Money Market Fund is not subject to such a policy.

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MANAGEMENT OF CORE FUND

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INFORMATION ABOUT BOARD MEMBERS AND OFFICERS

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Information about Fund Directors/Trustees (referred to herein as "Board Members") and Fund Officers is set forth below.Board Members who are not deemed to be "interested persons," as defined in the Investment Company Act of 1940, as amended(1940 Act) are referred to as "Independent Board Members."Board Members who are deemed to be "interested persons" are referredto as "Interested Board Members."The Board Members are responsible for the overall supervision of the operations of theFund and perform the various duties imposed on the directors or trustees of investment companies by the 1940 Act.

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Independent Board Members
Name, Address, Age Position(s) Portfolios Overseen (1)	Principal Occupation(s) During Past Five Years	Other Directorships Held
Linda W. Bynoe (55) Board Member Portfolios Overseen: 59	President and Chief Executive Officer (since March 1995) of Telemat Ltd. (management consulting); formerly Vice President at Morgan Stanley & Co.	Director of Simon Property Group, Inc. (real estate investment trust) (since May 2003); Anixter International (communication products distributor) (since January 2006); Director of Northern Trust Corporation (since April 2006).
David E.A. Carson (73) Board Member Portfolios Overseen: 63	Director (since October 2007) of ICI Mutual Insurance Company; formerly Chairman and Chief Executive Officer of People's Bank (1988 – 2000).	None.
Robert E. La Blanc (74) Board Member Portfolios Overseen: 61	President (since 1981) of Robert E. La Blanc Associates, Inc. (telecommunications).	Director of CA, Inc. (since 2002) (software company); FiberNet Telecom Group, Inc. (since 2003) (telecom company).
Douglas H. McCorkindale (68) Board Member Portfolios Overseen: 59	Formerly Chairman (February 2001-June 2006), Chief Executive Officer (June 2000-July 2005), President (September 1997-July 2005) and Vice Chairman (March 1984-May 2000) of Gannett Co. Inc. (publishing and media)	Director of Continental Airlines, Inc. (since May 1993); Director of Lockheed Martin Corp. (aerospace and defense) (since May 2001).
Richard A. Redeker (64) Board Member Portfolios Overseen: 60	Retired Mutual Fund Executive (36 years); Management Consultant; Director of Penn Tank Lines, Inc. (since 1999).	None.
Robin B. Smith (68) Board Member & Independent Chair Portfolios Overseen: 61	Chairman of the Board (since January 2003) of Publishers Clearing House (direct marketing); formerly Chairman and Chief Executive Officer (August 1996-January 2003) of Publishers Clearing House.	Formerly Director of BellSouth Corporation (1992-2006).
Stephen G. Stoneburn (64) Board Member Portfolios Overseen: 61	President and Chief Executive Officer (since June 1996) of Quadrant Media Corp. (publishing company); formerly President (June 1995-June 1996) of Argus Integrated Media, Inc.; Senior Vice President and Managing Director (January 1993-1995) of Cowles Business Media; Senior Vice President of Fairchild Publications, Inc (1975-1989).	None.
Clay T. Whitehead (69) Board Member Portfolios Overseen: 61	President (since 1983) of YCO (new business development firm).	None.
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Interested Board Members
Judy A. Rice (60) Board Member & President Portfolios Overseen: 59	President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Vice President (February 1999-April 2006) of Prudential Investment Management Services LLC; formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (May 2003-June 2005) and Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of AST Investment Services, Inc.; Member of Board of Governors of the Investment Company Institute	None.
Robert F. Gunia (61) Board Member & Vice President Portfolios Overseen: 149	Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Chief Administrative Officer, Executive Vice President and Director (since May 2003) of AST Investment Services, Inc.	Vice President and Director (since May 1989), Treasurer (since 1999) of The Asia Pacific Fund, Inc.; and Vice President (since January 2007) of The Greater China Fund, Inc.
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1 The year that each Board Member joined the Fund's Board is as follows:
Linda W. Bynoe, 2005; David E.A. Carson, 2003; Douglas H. McCorkindale, 2003; Richard A. Redeker, 2003; Robin B. Smith, 1999; Stephen G. Stoneburn, 1999; Clay T. Whitehead, 1999; Robert E. La Blanc, 1999; Judy A. Rice, Board Member since 2000 and President since 2003; Robert F. Gunia, Board Member and Vice President since 1999.

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Fund Officers (a), (1)
Name, Address and Age Position with Fund	Principal Occupation(s) During Past Five Years
Kathryn L. Quirk (55) Chief Legal Officer	Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.
Deborah A. Docs (50) Secretary	Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of AST Investment Services, Inc.
Jonathan D. Shain (49) Assistant Secretary	Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2001) of PI; Vice President and Assistant Secretary (since February 2001) of PMFS; formerly Vice President and Assistant Secretary (May 2003-June 2005) of AST Investment Services, Inc.
Claudia DiGiacomo (33) Assistant Secretary	Vice President and Corporate Counsel (since January 2005) of Prudential; Vice President and Assistant Secretary of PI (since December 2005); Associate at Sidley Austin Brown & Wood LLP (1999-2004).
John P. Schwartz (36) Assistant Secretary	Vice President and Corporate Counsel (since April 2005) of Prudential; Vice President and Assistant Secretary of PI (since December 2005); Associate at Sidley Austin Brown & Wood LLP (1997-2005).
Andrew R. French (45) Assistant Secretary	Director and Corporate Counsel (since May 2006) of Prudential; Vice President and Assistant Secretary (since January 2007) of PI; Vice President and Assistant Secretary (since January 2007) of PMFS; formerly Senior Legal Analyst of Prudential Mutual Fund Law Department (1997-2006).
Timothy J. Knierim (49) Chief Compliance Officer	Chief Compliance Officer of Prudential Investment Management, Inc. (since July 2007); formerly Chief Risk Officer of PIM and PI (2002-2007) and formerly Chief Ethics Officer of PIM and PI (2006-2007).
Valerie M. Simpson (49) Deputy Chief Compliance Officer	Chief Compliance Officer (since April 2007) of PI and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.
Noreen M. Fierro (43) Anti-Money Laundering Compliance Officer	Vice President, Corporate Compliance (since May 2006) of Prudential; formerly Corporate Vice President, Associate General Counsel (April 2002-May 2005) of UBS Financial Services, Inc., in their Money Laundering Prevention Group; Senior Manager (May 2005-May 2006) of Deloitte Financial Advisory Services, LLP, in their Forensic and Dispute Services, Anti-Money Laundering Group.
Grace C. Torres (48) Treasurer and Principal Financial and Accounting Officer	Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.
M. Sadiq Peshimam (44) Assistant Treasurer	Vice President (since 2005) and Director (2000-2005) within Prudential Mutual Fund Administration.
Peter Parrella (49) Assistant Treasurer	Vice President (since 2007) and Director (2004-2007) within Prudential Mutual Fund Administration; formerly Tax Manager at SSB Citi Fund Management LLC (1997-2004).
(a) Excludes interested Board Members who also serve as President or Vice President.

1 The year that each individual became a Fund officer is as follows:
Kathryn L. Quirk, 2005; Deborah A. Docs, 2005; Jonathan D. Shain, 2005; Claudia DiGiacomo, 2005; John P. Schwartz, 2006; Andrew R. French, 2006; Timothy J. Knierim, 2007; Valerie M. Simpson, 2007; Noreen M. Fierro, 2006; Grace C. Torres, 1999; M. Sadiq Peshimam, 2006; Peter Parrella, 2007.

Explanatory Notes to Tables:

  Board Members are deemed to be "Interested," as defined in the 1940 Act, by reason of their affiliation with Prudential Investments LLC and/or an affiliate of Prudential Investments LLC.

  Unless otherwise noted, the address of all Board Members and Officers is c/o Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

  There is no set term of office for Board Members or Officers. The Board Members have adopted a retirement policy, which calls for the retirement of Board Members on December 31st of the year in which they reach the age of 75.

  "Other Directorships Held" includes only directorships of companies required to register or file reports with the SEC under the Securities Exchange Act of 1934 (that is, "public companies") or other investment companies registered under the 1940 Act.

  "Portfolios Overseen" includes all investment companies managed by Prudential Investments LLC. The investment companies for which PI serves as manager include the JennisonDryden Funds, Strategic Partners Funds, The Prudential Variable Contract Accounts, The Target Portfolio Trust, The Prudential Series Fund, The High Yield Income Fund, Inc., The High Yield Plus Fund, Inc., Nicholas-Applegate Fund, Inc., Prudential's Gibraltar Fund, Inc. and the Advanced Series Trust.

Compensation of Board Members and Officers. Pursuant to a Management Agreement with each Fund, the Manager pays all compensation of Officers and employees of the Fund as well as the fees and expenses of all Interested Board Members.

Each Fund pays each of its Independent Board Members annual compensation in addition to certain out-of-pocket expenses. Independent Board Members who serve on Board Committees may receive additional compensation. The amount of annual

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compensation paid to each Independent Board Member may change as a result of the introduction of additional funds on whoseBoards the Board Member may be asked to serve.

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IndependentBoard Members may defer receipt of their fees pursuant to a deferred fee agreement with each Fund. Under the termsof the agreement, a Fund accrues deferred Board Members' fees daily which, in turn, accrue interest at a rate equivalent tothe prevailing rate of 90-day U.S. Treasury Bills at the beginning of each calendar quarter or, at the daily rate of returnof any JennisonDryden or Strategic Partners mutual fund chosen by the Board Member. Payment of the interest so accrued isalso deferred and becomes payable at the option of the Board Member. A Fund's obligation to make payments of deferred BoardMembers' fees, together with interest thereon, is a general obligation of the Fund.No Fund has a retirement or pension planfor its Board Members.

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Thefollowing table sets forth the aggregate compensation paid by the indicated Fund for themost recently completed fiscalyear to the Independent Board Members for service on the Fund Board, and the Board of any other investment company in theFund Complex for the most recently completed calendar year.Board Members and officers who are "interested persons" of theFund (as defined in the 1940 Act) do not receive compensation from the Fund Complex and therefore are not shown in the followingtable.

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Compensation Received by Independent Board Members
Name***	Aggregate Fiscal Year Compensation from Fund	Pension or Retirement Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex for Most Recent Calendar Year
Linda W. Bynoe**	$2,400	None	None	$180,000 (33/59)*
David E.A. Carson	$2,400	None	None	$191,000 (37/63)*
Robert E. La Blanc	$2,400	None	None	$174,000 (35/61)*
Douglas H. McCorkindale**	$2,400	None	None	$173,000 (33/59)*
Richard A. Redeker	$2,400	None	None	$184,000 (34/60)*
Robin B. Smith**	$2,400	None	None	$194,000 (35/61)*
Stephen G. Stoneburn**	$2,400	None	None	$180,000 (35/61)*
Clay T. Whitehead	$2,400	None	None	$179,000 (35/61)*
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Explanatory Notes to Board Member Compensation Table

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*Showsnumber of funds/portfolios in existence as of the most recently completed calendar year, excluding funds that havemerged into another fund or liquidated during the year.
**Although the last column shows the total amount paid to Board Members from the PI-managed funds during the most recentlycompleted calendar year, such compensation was deferred at the request of certain Board Members, in total, or in part, underthe Fund's deferred fee agreement. The earnings in 2007 on amounts deferred through the end of the most recently completedcalendar year amounted to $38,576, $205,386, $49,202 and $431,766 for Ms. Bynoe, and Messrs. McCorkindale and Stoneburn andMs. Smith, respectively.
***Board Members and officers who are "interested persons" of the Fund(s) (as defined in the 1940 Act) do not receive compensationfrom the Fund(s) and therefore are not shown in the compensation table.

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Board Committees. The Board of Directors or Trustees of each Fund (the Board) has established three standing committees in connection withgovernance of each Fund—Audit, Nominating and Governance, and Investment. Information on the membership of each standing committeeand its functions is set forth below.

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AuditCommittee. The Audit Committee consists of Messrs. Carson (Chair), La Blanc and Whitehead, Ms. Bynoe and Ms. Smith (ex-officio).The Board has determined that each member of the Audit Committee is not an "interested person" as defined in the 1940 Act.The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund(s)' independent registered publicaccounting firm, accounting policies and procedures and other areas relating to the Fund(s)' auditing processes. The AuditCommittee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independentregistered public accounting firm directly to the Fund(s). The Audit Committee is also responsible for pre-approving permittednon-audit services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entityin a control relationship with the Manager that provides ongoing services to the Funds, provided that the engagement of theindependent registered public accounting firm relates directly to the operation and financial reporting of the Fund(s). Thescope of the Audit Committee's responsibilities is oversight. It is management's responsibility to maintain appropriate systemsfor accounting and internal control and the independent registered public accounting firm's responsibility to plan and carryout an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The numberof Audit Committee meetings held during the indicated Fund(s') most recently completed fiscal year is set forth in the tablebelow.

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Nominatingand Governance Committee. The Nominating and Governance Committee of the Board is responsible for nominating BoardMembers and making recommendations to the Board concerning Board composition, committee structure and governance, directoreducation, and governance practices. The members of the Nominating and Governance Committee are Mr. Redeker (Chair), Mr. McCorkindale,Mr. Stoneburn and Ms. Smith (ex-officio). The Board has determined that each member of the Nominating and Governance Committeeis not an "interested person" as defined in the 1940 Act. The number of Nominating and Governance Committee meetings heldduring the indicated Fund(s') most recently completed fiscal year is set forth in the table below. The Nominating and GovernanceCommittee Charter is available on the Fund's website.

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JennisonDrydenand Target Investment Committees. In September 2005, the Board of each Fund in the Prudential retail mutualfunds complex formed joint committees to review the performance of each Fund in the fund complex. The JennisonDryden InvestmentCommittee reviews the performance of each Fund whose subadvisers are affiliates of the Manager, while the Target InvestmentCommittee reviews the performance of funds whose subadvisers are not affiliates of the Manager. Each Committee meets at leastfour times per year and reports the results of its review to the full Board of each Fund at each regularly scheduled Boardmeeting. Every Independent Board Member sits on one of the two Committees. The JennisonDryden Investment Committee consistsof Mses. Bynoe (Chair) and Rice and Messrs. Carson, Stoneburn and Whitehead. The Target Investment Committee consists of Messrs.La Blanc, Gunia, McCorkindale (Chair) and Redeker and Ms. Smith (ex-officio).

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Selection of Director Nominees. The Nominating and Governance Committee is responsible for considering director nominees for Board Members at such timesas it considers electing new members to the Board. The Nominating and Governance Committee may consider recommendations bybusiness and personal contacts of current Board Members, and by executive search firms which the Committee may engage fromtime to time and will also consider shareholder recommendations. The Nominating and Governance Committee has not establishedspecific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Nominating and GovernanceCommittee considers, among other things, an individual's background, skills, and experience; whether the individual is an"interested person" as defined in the 1940 Act; and whether the individual would be deemed an "audit committee financial expert"within the meaning of applicable Securities and Exchange Commission (the Commission) rules. The Nominating and GovernanceCommittee also considers whether the individual's background, skills, and experience will complement the background, skills,and experience of other nominees and will contribute to the diversity of the Board. There are no differences in the mannerin which the Nominating and Governance Committee evaluates nominees for the Board based on whether the nominee is recommendedby a shareholder.

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Ashareholder who wishes to recommend a director for nomination should submit his or her recommendation in writing to theChair of the Board (Robin Smith) or the Chair of the Nominating and Governance Committee (Richard Redeker), in either casein care of the specified Fund(s), at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102-4077.At a minimum, the recommendation should include: the name, address and business, educational and/or other pertinent backgroundof the person being recommended; a statement concerning whether the person is an "interested person" as defined in the 1940Act; any other information that the Fund would be required to include in a proxy statement concerning the person if he orshe was nominated; and the name and address of the person submitting the recommendation, together with the number of Fundshares held by such person and the period for which the shares have been held. The recommendation also can include any additionalinformation which the person submitting it believes would assist the Nominating and Governance Committee in evaluating therecommendation.

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Shareholdersshould note that a person who owns securities issued by Prudential Financial, Inc. (the parent company of eachFund's investment adviser) would be deemed an "interested person" under the 1940 Act. In addition, certain other relationshipswith Prudential Financial, Inc. or its subsidiaries, with registered broker-dealers, or with the Funds' outside legal counselmay cause a person to be deemed an "interested person." Before the Nominating and Governance Committee decides to nominatean individual to the Board, Committee members and other Board Members customarily interview the individual in person. In addition,the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which mustbe disclosed under Commission and stock exchange rules and to determine whether the individual is subject to any statutorydisqualification from serving on the board of a registered investment company.

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Dryden Core Investment Fund 16

Board Committee Meetings (for most recently completed fiscal year)
Fund Name	Audit Committee	Nominating & Governance Committee	JennisonDryden Investment Committee
Dryden Core Investment Fund	4	4	4
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Share Ownership. Information relating to each Board Member's Fund share ownership and in all registered funds in the PI-advised funds thatare overseen by the respective Board Member as of the most recently completed calendar year is set forth in the chart below.

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Board Member Share Ownership: Independent Board Members
Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Board Member in Fund Complex
Linda W. Bynoe	-	Over $100,000
David E.A. Carson	-	Over $100,000
Robert E. La Blanc	-	Over $100,000
Douglas H. McCorkindale	-	Over $100,000
Richard A. Redeker	-	Over $100,000
Robin B. Smith	-	Over $100,000
Stephen G. Stoneburn	-	Over $100,000
Clay T. Whitehead	-	Over $100,000
Director Share Ownership: Interested Board Members
Judy A. Rice	-	Over $100,000
Robert F. Gunia	-	Over $100,000
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None of the Independent Board Members, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Fund(s) or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund(s) as of the most recently completed calendar year.

Shareholder Communications with Board Members. Shareholders can communicate directly with Board Members by writing to the Chair of the Board, c/o the Fund, Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102-4077. Shareholders can communicate directly with an individual Board Member by writing to that Board Member, c/o the Fund, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. Such communications to the Board or individual Board Members are not screened before being delivered to the addressee.

MANAGEMENT & ADVISORY ARRANGEMENTS

Manager. The Manager of the/each Fund is Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102. PI serves as manager to all of the other investment companies that, together with the Fund(s), comprise the JennisonDryden and Strategic Partners mutual funds. See "How the Fund is Managed—Manager" in the Prospectus. As of February 29, 2008, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $116.6 billion.

PI is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company LLC, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential). Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), an affiliate of PI, serves as the transfer agent and dividend distribution agent for the JennisonDryden and Strategic Partners mutual funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.

Pursuant to a Management Agreement with the Fund(s) (the Management Agreement), PI, subject to the supervision of the Fund(s') Board and in conformity with the stated policies of the Fund(s), manages both the investment operations of each Fund and the composition of the Fund(s') portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PI is obligated to keep certain books and records of each Fund. PI is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of each Fund. PI will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. PI will review the performance of the investment subadviser(s) and make recommendations to the Board with respect to the retention of investment subadvisers and the

17

renewal of contracts. PI also administers each Fund's corporate affairs and, in connection therewith, furnishes each Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by each Fund's custodian (the Custodian) and PMFS. The management services of PI to each Fund are not exclusive under the terms of the Management Agreement and PI is free to, and does, render management services to others.

PI may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of a Fund. Fee waivers and subsidies will increase a Fund's total return. These voluntary waivers may be terminated at any time without notice.

In connection with its management of the corporate affairs of each Fund, PI bears the following expenses:

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  the salaries and expenses of all of its and each Fund's personnel except the fees and expenses of Independent Directors;

  all expenses incurred by the Manager or a Fund in connection with managing the ordinary course of a Fund's business, other than those assumed by a Fund as described below; and

  the fees, costs and expenses payable to any investment subadviser(s) pursuant to a Subadvisory Agreement(s) between PI and such investment subadviser(s).

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Under the terms of the Management Agreement, each Fund is responsible for the payment of the following expenses:

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  the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets payable to the Manager;

  the fees and expenses of Independent Directors;

  the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares;

  the charges and expenses of the Fund's legal counsel and independent auditors;

  brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities (and futures, if applicable) transactions;

  all taxes and corporate fees payable by the Fund to governmental agencies;

  the fees of any trade associations of which the Fund may be a member;

  the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund;

  the cost of fidelity, directors and officers and errors and omissions insurance;

  the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission and paying notice filing fees under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes;

  allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports and notices to shareholders; and

  litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business and distribution and service (12b-1) fees.

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TheManagement Agreement provides that PI will not be liable for any error of judgment by PI or for any loss suffered by aFund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciaryduty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to theperiod and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faithor gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automaticallyif assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PI or a Fund by the Boardor vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60days nor less than 30 days written notice. The Management Agreement will continue in effect for a period more than twoyears from the date of execution only so long as such continuance is specifically approved at least annually in accordancewith the requirements of the 1940 Act.

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Feespayable under the Management Agreement are computed daily and paid monthly. The table below sets forth the applicablefee rate and the management fees received by PI from the indicated Fund(s) for the indicated fiscal years.

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Management Fees Paid by Dryden Core Investment Fund *
	2008	2007	2006
Taxable Money Market Fund	$1,848,035	$2,194,380	$1,751,340
Short-Term Bond Fund**	$1,855,866	$657,385	$48,972
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*Amounts received by PI from the Fund consist of reimbursement for costs and expenses.

** The Short-Term Bond Fund commenced operations on November 7, 2005.

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Dryden Core Investment Fund 18

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Subadviser(s).PI has entered into a Subadvisory Agreement with the investment subadviser (Subadviser(s)) named in the table below. TheSubadvisory Agreement(s) provides that the Subadviser(s) will furnish investment advisory services in connection with themanagement of each Fund. In connection therewith, the Subadviser(s) is obligated to keep certain books and records of theFund. Under the Subadvisory Agreement(s), the Subadviser(s), subject to the supervision of PI, is responsible for managingthe assets of a Fund in accordance with the Fund's investment objectives, investment program and policies. The Subadviser(s)determines what securities and other instruments are purchased and sold for the Fund and is responsible for obtaining andevaluating financial data relevant to the Fund. PI continues to have responsibility for all investment advisory services pursuantto the Management Agreement and supervises the Subadviser's performance of such services.

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Asdiscussed in the Prospectus, PI employs the Subadviser(s) under a "manager of managers" structure that allows PI to replacethe Subadviser(s) or amend a Subadvisory Agreement(s) without seeking shareholder approval.The Subadvisory Agreement(s)provide that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of theManagement Agreement.The Subadvisory Agreement(s) may be terminated by a Fund, PI, or the Subadviser(s) upon not more than60 days', nor less than 30 days', written notice.The Subadvisory Agreement(s) provides that it will continue in effect fora period of not more than two years from its execution only so long as such continuance is specifically approved at leastannually in accordance with the requirements of the 1940 Act.

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Thetable below sets forth the applicable fee rate(s) and the approximate subadvisory fees received by the Subadviser(s) fromPI for the indicated fiscal years:

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Subadvisory Fees Paid by Dryden Core Investment Fund
	2008	2007	2006
Taxable Money Market Fund	Reimbursement of direct costs, excluding profit and overhead	Reimbursement of direct costs, excluding profit and overhead	Reimbursement of direct costs, excluding profit and overhead
Short-Term Bond Fund	Reimbursement of direct costs, excluding profit and overhead	Reimbursement of direct costs, excluding profit and overhead	Reimbursement of direct costs, excluding profit and overhead
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Additional Information About the Portfolio Managers — Other Accounts and Fund Ownership.The following table sets forth information about the indicated Fund(s) and accounts other than the Fund(s) for which theFund(s') portfolio managers are primarily responsible for the day-to-day portfolio management as of the Fund(s') most recentlycompleted fiscal year. The table shows, for each portfolio manager, the number of accounts managed and the approximate totalassets in such accounts, within each of the following categories: registered investment companies, other pooled investmentvehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are basedon performance is indicated in italics typeface. The table also sets forth the dollar range of equity securities of the Fund(s) beneficially owned by the portfolio managersas of the Fund(s') most recently completed fiscal year.

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Portfolio Managers: Information About Other Accounts
	Portfolio Managers	Registered Investment Companies (Assets in '000s)	Other Pooled Investment Vehicles* (Assets in '000s)	Other Accounts** (Assets in '000s)	Fund Ownership
Short-Term Bond Fund	Joseph D'Angelo	0	0	4/$12,897,806	None
	Joseph M. Tully	10/$23,806,181	3/$2,361,128	1/$219,491	None
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Note to Portfolio Managers: Information About Other Accounts Table: Certain of the accounts listed in the chart above are managed by one or more of the named portfolio managers. These accounts are included in the account and asset totals for each of the applicable portfolio managers.
* "Other Pooled Investment Vehicles" includes commingled insurance company separate accounts, commingled trust funds, non-U.S. mutual funds, and collateralized debt obligation vehicles.
** "Other Accounts" includes single client accounts, managed accounts, and non-commingled, affiliated insurance accounts.

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Additional Information About the Portfolio Managers — Compensation and Conflicts of Interest. Set forth below, for each portfolio manager, is an explanation of the structure of, and methods used to determine, portfoliomanager compensation.Also set forth below, for each portfolio manager, is an explanation of any material conflicts of interestthat may arise between a portfolio manager's management of a Fund's investments and investments in other accounts.

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Prudential Investment Management, Inc.
Compensation

Prudential Investment Management, Inc.'s Fixed Income unit ("PIM Fixed Income") seeks to maintain a highly competitive compensationprogram designed to attract and retain outstanding investment professionals, which includes portfolio managers and

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research analysts, and to align the interests of its investment professionals with that of its clients and overall firm results. PIM Fixed Income's investment professionals are compensated through a combination of base salary, a performance-based annual cash incentive bonus and a long-term incentive grant. The long-term incentive grant is generally divided between restricted stock of Prudential Financial, providing investment professionals with an ownership stake, and interests in a phantom stock plan pursuant to which investment professionals are compensated based upon the three-year growth of certain portions of PIM Fixed Income's asset management business. Investment professionals are all covered by the same general compensation structure although they manage multiple accounts. All investment compensation is paid by the investment adviser and not from any assets of the investment company or other managed accounts.

The salary component is based on market data relative to similar positions within the industry as well as the past performance, experience and responsibility of the individual. Investment professionals' annual cash bonus is paid from an annual incentive pool. The size of the annual incentive pool is determined quantitatively based on three factors:

1) Investment performance (pre-tax) of all portfolios managed by PIM-Fixed Income, in the aggregate, which affect the size of the annual incentive pool. Performance of the portfolios is judged versus the benchmarks against which each of the portfolios is managed or versus the performance of appropriate market peer groups. These portfolios are managed utilizing a variety of strategies and against benchmarks appropriate for each portfolio, 2) PIM Fixed Income's business results as measured by financial indicators such as revenue growth, operating income growth and return on required equity, and 3) market-based data indicating trends and levels of overall compensation in the asset management industry in a given year.

A portfolio manager's long-term incentive grant of phantom stock units and restricted Prudential Financial stock is based on market data relative to similar positions within the industry as well as the past performance, experience and responsibility of the individual. The value of the phantom stock units will reflect the three-year growth of certain portions of PIM Fixed Income's asset management business but will exclude from this calculation the growth of PI-managed mutual funds.

PIM Fixed Income regularly benchmarks its compensation program against leading asset management firms in the industry to monitor competitiveness. Each investment professional's incentive compensation payment, including the annual bonus and long-term incentive grant from the incentive pool, is primarily determined by how significantly he or she contributes to delivering investment performance to clients consistent with portfolio objectives, guidelines, and risk parameters, as well as the individual's qualitative contributions to the organization. The performance of each Fund is judged against the applicable Lipper performance peer group/peer universe, as part of this process.

For example, the performance of the Taxable Money Market Fund was judged versus the iMoneyNet Prime Institutional Funds, and the Short-Term Bond Fund was judged versus the Lipper Ultra Short Funds category.

Conflicts of Interest

PIM is an indirect, wholly-owned subsidiary of Prudential Financial. PIM is part of a full scale global financial services organization, affiliated with insurance companies, investment advisers and broker-dealers. PIM's portfolio managers are often responsible for managing multiple accounts, including accounts of affiliates, institutional accounts, mutual funds, insurance company separate accounts and various pooled investment vehicles, such as commingled trust funds and unregistered funds. These affiliations and portfolio management responsibilities may cause potential and actual conflicts of interest. PIM aims to conduct itself in a manner it considers to be the most fair and consistent with its fiduciary obligations to all of its clients including the Fund.

A portion of PIM Fixed Income's long-term incentive grant includes phantom stock units, the value of which reflects the three-year growth of certain portions of PIM Fixed Income's asset management business. The calculation of growth does not include the growth of PI-managed mutual funds. A portfolio manager may face a conflict of interest given that a piece of his or her long-term compensation is not affected by the growth of PI-managed mutual funds, including this fund. A portfolio manager's compensation may be affected as discussed above by the performance of the mutual funds he or she manages.

Management of multiple accounts and funds side-by-side may raise potential conflicts of interest relating to the allocation of investment opportunities, the aggregation and allocation of trades and cross trading. PIM has developed policies and procedures designed to address these potential conflicts of interest.

There may be restrictions imposed by law, regulation or contract regarding how much, if any, of a particular security PIM may purchase or sell on behalf of the Fund, and as to the timing of such purchase or sale. Such restrictions may come into play as a result of PIM's relationship with Prudential Financial and its other affiliates. The Fund may be prohibited from engaging in transactions with its affiliates even when such transactions may be beneficial for the Fund. Certain affiliated transactions are permitted in accordance

Dryden Core Investment Fund 20

with procedures adopted by the Fund and reviewed by the independent directors of the Fund.

PIM may come into possession of material, non-public information with respect to a particular issuer and as a result be unable to execute purchase or sale transactions in securities of such issuer for the Fund. This can occur particularly with respect to fixed income investments because PIM has a bank loan unit that often invests in private loans that require the issuer to provide material, non-public information. PIM generally is able to avoid certain other potential conflicts due to the possession of material, non-public information by maintaining information barriers to prevent the transfer of this information between units of PIM as well as between affiliates and PIM. Additionally, in an effort to avoid potential conflicts of interest, PIM's fixed income unit has procedures in place to carefully consider whether or not to accept material, non-public information with respect to certain issuers, where appropriate.

Certain affiliates of PIM develop and may publish credit research that is independent from the research developed within PIM. PIM may hold different opinions on the investment merits of a given security, issuer or industry such that PIM may be purchasing or holding a security for the Fund and an affiliated entity may be selling or recommending a sale of the same security or other securities of the issuer. Conversely, PIM may be selling a security for the Fund and an affiliated entity may be purchasing or recommending a buy of the same security or other securities of the same issuer. In addition, PIM's affiliated broker-dealers or investment advisers may be executing transactions in the market in the same securities as the Fund at the same time.

PIM may cause securities transactions to be executed for the Fund concurrently with authorizations to purchase or sell the same securities for other accounts managed by PIM, including proprietary accounts or accounts of affiliates. In these instances, the executions of purchases or sales, where possible, are allocated equitably among the various accounts (including the Fund).

PIM may buy or sell, or may direct or recommend that one client buy or sell, securities of the same kind or class that are purchased or sold for the Fund, at prices which may be different. In addition, PIM may, at any time, execute trades of securities of the same kind or class in one direction for an account and trade in the opposite direction or not trade for any other account, including the Fund, due to differences in investment strategy or client direction.

The fees charged to advisory clients by PIM may differ depending upon a number of factors including, but not limited to, the unit providing the advisory services, the particular strategy, the size of a portfolio being managed, the relationship with the client, the origination and service requirements and the asset class involved. Fees may also differ based on account type (e.g., commingled accounts, trust accounts, insurance company separate accounts, and corporate, bank or trust-owned life insurance products). Fees are negotiable so one client with similar investment objectives or goals may be paying a higher fee than another client. Fees paid by certain clients may also be higher due to performance based fees which increase based on the performance of a portfolio above an established benchmark.

Large clients generate more revenue for PIM than do smaller accounts. A portfolio manager may be faced with a conflict of interest when allocating scarce investment opportunities given the benefit to PIM of favoring accounts that pay a higher fee or generate more income for PIM. To address this conflict of interest, PIM has adopted allocation policies as well as supervisory procedures that are intended to fairly allocate investment opportunities among competing client accounts.

PIM and its affiliates manage certain funds, including hedge funds, that are subject to incentive compensation on a side-by-side basis with other accounts including the Fund. PIM and/or certain of its affiliates may have an interest in such funds. PIM and its affiliates have implemented policies and procedures to address potential conflicts of interest arising out of such side-by-side management.

For example, the accounts may at times be precluded from taking positions over-weighted versus an index in securities and other instruments in which one or more of the funds hold short positions. Lending, borrowing and other financing opportunities with respect to securities for which the market is paying a premium rate over normal market rates and for which there may be limited additional demand will be allocated to the accounts prior to allocating the opportunities to such funds.

Conflicts of interest may also arise regarding proxy voting. A committee of senior business representatives together with relevant regulatory personnel oversees the proxy voting process and monitors potential conflicts of interest relating to proxy voting.

Prudential Financial and the general account of The Prudential Insurance Company of America ("PICA") may at times have various levels of financial or other interests in companies whose securities may be purchased or sold in PIM's client accounts, including the Fund. These financial interests may at any time be in potential or actual conflict or may be inconsistent with positions held or actions taken by PIM on behalf of the Fund. These interests can include loan servicing, debt or equity financing, services related to advising on merger and acquisition issues, strategic corporate relationships or investments and the offering of investment advice in various

21

forms. Thus PIM may invest Fund assets in the securities of companies with which PIM or an affiliate of PIM has a financial relationship, including investment in the securities of companies that are advisory clients of PIM.

It is anticipated that there will be situations in which the interests of the Fund in a portfolio company may conflict with the interests of one or more affiliated accounts of PIM or other client accounts managed by PIM or its affiliates. This may occur because PIM affiliated accounts hold public and private debt and equity securities of a large number of issuers and may invest in some of the same companies as the Fund, but at different levels in the capital structure. Investment by PIM affiliated accounts at different levels to that of the Fund in the capital structure of a portfolio company presents inherent conflicts of interest between the PIM affiliated accounts and the Fund.

For example, in the event of restructuring or insolvency, the holders of senior debt may exercise remedies and take other actions that are not in the interest of or are adverse to holders of junior debt. Similarly, a PIM affiliated account might hold secured debt of an issuer whose public unsecured debt is held by the Fund. Such conflicts may also exist among client accounts managed by PIM or its affiliates. While these conflicts cannot be eliminated, PIM has implemented policies and procedures designed to ensure that, notwithstanding these conflicts, investments of the Fund are originated and managed in its best interests.

In addition, portfolio managers may advise PIM affiliated accounts. PIM's portfolio manager(s) may have a financial interest in the accounts they advise, either directly or indirectly. To address potential conflicts of interest, PIM has procedures designed to ensure that — including to the extent that client accounts are managed differently from PIM affiliated accounts — each of the client accounts and each affiliated account is managed in a manner that is consistent with its investment objectives, investment strategies and restrictions, as well as with PIM's fiduciary obligations. These procedures include supervisory review procedures.

Potential conflicts of interest may exist where PIM or its affiliates determine that a specific transaction in a security is appropriate for a specific account based upon numerous factors (including, investment objectives, investment strategies or restrictions), while other accounts may take the opposite position in the security in accordance with that accounts' investment objectives, investment strategies and restrictions. PIM periodically conducts reviews of these accounts and assesses the appropriateness of these differing positions.

Finally, because of the substantial size of PICA's general account, trading by PICA's general account in certain securities, particularly certain fixed income securities, may result in market changes in response to trades. Although PIM expects that PICA's general account will execute transactions that will move a market in a security infrequently, and generally in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients.

PIM follows Prudential Financial's policies on business ethics, personal securities trading by investment personnel, and information barriers. PIM has adopted a code of ethics, allocation policies, supervisory procedures and conflicts of interest policies, which are designed to ensure that clients are not harmed by these potential or actual conflicts of interests. However, there is no guarantee that such policies and procedures will detect and ensure avoidance, disclosure or mitigation of each and every situation in which a conflict may arise.

Dryden Core Investment Fund 22

CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES

PRINCIPAL SHAREHOLDERS

The following persons/entities owned beneficially or of record 5% or more of Fund shares as of the date indicated below:

Prinicipal Fund Shareholders ( as of March 14, 2008)
Fund Name	Shareholder Name	Address	No. of Shares/%
Taxable Money Market Fund
	Pru Ins General Lending Collateral Acct. Attn: John Dittemer	3GC2 Newark, NJ 07102	2,249,189,999/9.3%
Short-Term Bond Fund
	Pru Western Conference Teamsters Lending	7GC2 Newark, NJ 07102	170,097,991/43.3%
	PRU Plan Equity Lending Attn. PIM FI Confirmation Dept.	7GC2 Newark, NJ 07102	98,999,842/25.2%
	Pru Plan Non-Purchased Traditional Funding Bond PortfolioLending Attn: PIM FI Confirmation Dept.	3GC2 Newark, NJ 07102	29,354,690/7.5%

As of the date indicated above, the Directors and Officers of the Fund(s), as a group, owned less than 1% of the outstanding common stock of the Fund(s).

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BROKERAGE ALLOCATION & OTHER PRACTICES

PORTFOLIO TRANSACTIONS & BROKERAGE

Each Fund has adopted a policy pursuant to which the Fund and its Manager, Subadviser(s) and principal underwriter are prohibited from directly or indirectly compensating a broker-dealer for promoting or selling Fund shares by directing brokerage transactions to that broker. Each Fund has adopted procedures for the purpose of deterring and detecting any violations of the policy. The policy permits a Fund, the Manager and the Subadviser(s) to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of a Fund and is not influenced by considerations about the sale of Fund shares.

The Manager is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for each Fund, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. On a national securities exchange, broker-dealers may receive negotiated brokerage commissions on Fund portfolio transactions, including options, futures, and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. On a foreign securities exchange, commissions may be fixed. For purposes of this section, the term "Manager" includes the Subadviser. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable laws, Wachovia Securities and its affiliates, Prudential Equity Group LLC ("Prudential Equity") and its affiliates or one of the investment adviser's affiliates (an affiliated broker). Brokerage commissions on U.S. securities, options and futures exchanges or boards of trade are subject to negotiation between the Manager and the broker or futures commission merchant.

In the over-the-counter market (OTC), securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. Government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. Each Fund will not deal with an affiliated broker in any transaction in which an affiliated broker acts as principal except in accordance with the rules of the Commission. Thus, it will not deal in the OTC market with Wachovia Securities or Prudential Equity acting as market maker, and it will not execute a negotiated trade with an affiliated broker if execution involves Wachovia Securities or Prudential Equity acting as principal with respect to any part of the Fund's order.

In placing orders for portfolio securities of the Fund, the Manager's overriding objective is to obtain the best possible combination of favorable price and efficient execution. The Manager seeks to effect such transaction at a price and commission that provides the most favorable total cost of proceeds reasonably attainable in the circumstances. The factors that the Manager may consider in selecting a particular broker, dealer or futures commission merchant (firms) are the Manager's knowledge of negotiated commission rates currently available and other current transaction costs; the nature of the portfolio transaction; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular transaction; confidentiality; the execution, clearance and settlement capabilities of the firms; the availability of research and research related services provided through such firms; the Manager's knowledge of the financial stability of the firms; the Manager's knowledge of actual or apparent operational problems of firms; and the amount of capital, if any, that would be contributed by firms executing the transaction. Given these factors, the Fund may pay transaction costs in excess of that which another firm might have charged for effecting the same transaction.

When the Manager selects a firm that executes orders or is a party to portfolio transactions, relevant factors taken into consideration are whether that firm has furnished research and research-related products and/or services, such as research reports, research compilations, statistical and economic data, computer databases, quotation equipment and services, research-oriented computer software and services, reports concerning the performance of accounts, valuations of securities, investment related periodicals, investment seminars and other economic services and consultations. Such services are used in connection with some or all of the Manager's investment activities; some of such services, obtained in connection with the execution of transactions for one investment account, may be used in managing other accounts, and not all of these services may be used in connection with the Fund. The Manager maintains an internal allocation procedure to identify those firms who have provided it with research and research-related products and/or services, and the amount that was provided, and to endeavor to direct sufficient commissions to them to ensure the continued receipt of those services that the Manager believes provide a benefit to the Fund and its other clients. The Manager makes a good faith determination that the research and/or service is reasonable in light of the type of service provided and the price and execution of the related portfolio transactions.

Dryden Core Investment Fund 24

When the Manager deems the purchase or sale of equities to be in the best interests of the Fund or its other clients, including Prudential, the Manager may, but is under no obligation to, aggregate the transactions in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the transactions, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to its clients. The allocation of orders among firms and the commission rates paid are reviewed periodically by the Fund's Board of Directors. Portfolio securities may not be purchased from any underwriting or selling syndicate of which Wachovia Securities or any affiliate, during the existence of the syndicate, is a principal underwriter (as defined in the 1940 Act), except in accordance with rules of the Commission. This limitation, in the opinion of the Fund, will not significantly affect the Fund's ability to pursue its present investment objective. However, in the future in other circumstances, the Fund may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.

Subject to the above considerations, Wachovia Securities and Prudential Equity may act as a broker or futures commission merchant for the Fund. In order for an affiliate of the investment adviser or Wachovia Securities (or an affiliate) to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow the affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Directors of the Fund, including a majority of the Independent Directors, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to the affiliated broker (or any affiliate) are consistent with the foregoing standard. In accordance with Section
11(a) of the Securities Exchange Act of 1934, as amended, Wachovia Securities and Prudential Equity may not retain compensation for effecting transactions on a national securities exchange for the Fund unless the Fund has expressly authorized the retention of such compensation. Wachovia Securities must furnish to the Fund at least annually a statement setting forth the total amount of all compensation retained by Wachovia Securities and Prudential Equity from transactions effected for the Fund during the applicable period. Brokerage transactions with an affiliated broker are also subject to such fiduciary standards as may be imposed upon Wachovia Securities and Prudential Equity by applicable law. Transactions in options by the Fund will be subject to limitations established by each of the exchanges governing the maximum number of options which may be written or held by a single investor or group of investors acting in concert, regardless of whether the options are written or held on the same or different exchanges or are written or held in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or hold may be affected by options written or held by the Manager and other investment advisory clients of the Manager. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

The table(s) below sets forth information concerning the payment of commissions by the Fund, including the amount of such commissions paid to Wachovia Securities (or any affiliate) or Prudential Equity (or any affiliate) for the indicated fiscal periods:

Brokerage Commissions Paid by the Fund (Fiscal years ended January 31)
	2008	2007	2006
Taxable Money Market Fund	None	None	None
Short-Term Bond Fund	None	None	None

Of the total brokerage commissions paid by the Fund for the most recently completed fiscal year, none (0% of gross brokerage transactions) was paid to firms which provided research, statistical or other services provided to the Manager on behalf of the Fund. The Manager has not separately identified a portion of such brokerage commissions as applicable to the provision of such research, statistical or other services.

The Fund(s) is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the 1940 Act) and their parents as of the most recently completed fiscal period. As of the most recently completed fiscal year, the Fund(s) held the following securities of its regular brokers and dealers.

Broker-Dealer Securities Holdings (as of most recently completed fiscal year)
	Equity or Debt	Amount
Taxable Money Market Fund
Bank of America	D	$1,255,695,791
Barclays Capital, Inc.	D	$1,000,000,000
JPMorgan Chase & Co.	D	$933,638,167
Deutsche Bank AG	D	$592,210,000
Merrill Lynch & Co., Inc.	D	$481,396,500

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BNP Paribas NY	D	$250,000,000
Lehman Brothers, Inc.	D	$200,000,000
Greenwich Capital Markets, Inc.	D	$179,898,000
Short-Term Bond Fund
J.P.Morgan Securities, Inc.	D	$247,505,361
Merrill Lynch & Co.	D	$223,806,348
Banc of America Securities LLC	D	$162,076,864
Lehman Brothers, Inc.	D	$78,063,880
Goldman Sachs & Co.	D	$50,876,428

Dryden Core Investment Fund 26

DISCLOSURE OF PORTFOLIO HOLDINGS

DISCLOSURE OF PORTFOLIO HOLDINGS

A Fund's portfolio holdings as of the end of the second and fourth fiscal quarters are made public, as required by law, in the Fund's annual and semi-annual reports. These reports are filed with the Commission on Form N-CSR and mailed to shareholders within 60 days after the end of the second and fourth fiscal quarters. A Fund's annual and semi-annual reports are posted on the Fund's website at www.jennisondryden.com (for the JennisonDryden Funds) or at www.prudential.com (for certain other funds advised by Prudential Investments LLC). A Fund's portfolio holdings as of the end of the first and third fiscal quarters are made public and filed with the Commission on Form N-Q within 60 days after the end of the Fund's first and third fiscal quarters.

In addition, a Fund will provide a full list of its portfolio holdings as of the end of each month on its website within approximately 30 days after the end of the month. A Fund may also release its top ten holdings, sector and country breakdowns, and largest industries on a quarterly or monthly basis, with the information as of a date 15 days prior to the release. Such information will be posted on the Fund's website.

When authorized by a Fund's Chief Compliance Officer and another officer of the Fund, portfolio holdings information may be disseminated more frequently or at different periods than as described above. The Fund has entered into ongoing arrangements to make available information about the Fund's portfolio holdings. Parties receiving this information may include intermediaries that distribute the Fund's shares, third-party providers of auditing, custody, proxy voting and other services for the Fund, rating and ranking organizations, and certain affiliated persons of the Fund, as described below. The procedures utilized to determine eligibility are set forth below:

Procedures for Release of Portfolio Holdings Information:

1. A request for release of fund holdings shall be provided by such third party setting forth a legitimate business purpose for such release which shall specify the Fund, the terms of such release, and frequency (e.g., level of detail staleness). The request shall address whether there are any conflicts of interest between the Fund and the investment adviser, sub-adviser, principal underwriter or any affiliated person thereof and how such conflicts shall be dealt with to demonstrate that the disclosure is in the best interest of the shareholders of the Fund.

2. The request shall be forwarded to the Chief Compliance Officer of the Fund, or his delegate, for review and approval.

3. A confidentiality agreement in the form approved by an officer of the Fund must be executed with the recipient of the fund holdings information.

4. An officer of the Fund shall approve the release and agreement. Copies of the release and agreement shall be sent to PI's law department.

5. Written notification of the approval shall be sent by such officer to PI's Fund Administration Department to arrange the release of fund holdings information.

6. PI's Fund Administration Department shall arrange for the release of fund holdings information by the Fund's custodian bank(s).

As of the date of this SAI, each Fund will provide:

1. Traditional External Recipients/Vendors


  Full holdings on a daily basis to Investor Responsibility Research Center (IRRC), Institutional Shareholder Services (ISS) and Automatic Data Processing, Inc. (ADP) (proxy voting agents) at the end of each day;

  Full holdings on a daily basis to ISS (securities class action claims administrator) at the end of each day;

  Full holdings on a daily basis to a Fund's Subadviser(s), Custodian Bank, sub-custodian (if any) and accounting agents (which includes the Custodian Bank and any other accounting agent that may be appointed) at the end of each day. When a Fund has more than one Subadviser, each Subadviser receives holdings information only with respect to the "sleeve" or segment of the Fund for which the Subadviser has responsibility;

  Full holdings to a Fund's independent registered public accounting firm as soon as practicable following the Fund's fiscal year-end or on an as-needed basis; and

  Full holdings to financial printers as soon as practicable following the end of a Fund's quarterly, semi-annual and annual period-ends.


27

2. Analytical Service Providers

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  Fund trades on a quarterly basis to Abel/Noser Corp. (an agency-only broker and transaction cost analysis company) as soon as practicable following a Fund's fiscal quarter-end;

  Full holdings on a daily basis to FT Interactive Data (a fair value information service) at the end of each day;

  Full holdings on a daily basis to FactSet and Lipper, Inc. (investment research providers) at the end of each day;

  Full holdings on a daily basis to Vestek (for preparation of fact sheets) at the end of each day (Target Portfolio Trust, and selected JennisonDryden and Strategic Partners Funds only);

  Full holdings to Frank Russell Company (investment research provider) at the end of each month (Jennison Small Company Fund only);

  Full holdings on a monthly basis to Fidelity Advisors (wrap program provider) approximately five days after the end of each month (Jennison Growth Fund and certain other selected JennisonDryden and/or Strategic Partners Funds only); and

  Full holdings on a weekly basis to SG Constellation (a financing company) approximately one day after the end of the week (Strategic Partners Mutual Funds, Inc. only).

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In each case, the information disclosed must be for a legitimate business purpose and is subject to a confidentiality agreement intended to prohibit the recipient from trading on or further disseminating such information (except for legitimate business purposes). Such arrangements will be monitored on an ongoing basis and will be reviewed by a Fund's Chief Compliance Officer and PI's Law Department on an annual basis.

In addition, certain authorized employees of PI receive portfolio holdings information on a quarterly, monthly or daily basis or upon request, in order to perform their business functions. All PI employees are subject to the requirements of the personal securities trading policy of Prudential Financial, Inc., which prohibits employees from trading on or further disseminating confidential information, including portfolio holdings information.

The Board has approved PI's Policy for the Dissemination of Portfolio Holdings. The Board shall, on a quarterly basis, receive a report from PI detailing the recipients of the portfolio holdings information and the reason for such disclosure. The Board has delegated oversight over a Fund's disclosure of portfolio holdings to the Chief Compliance Officer.

There can be no assurance that a Fund's policies and procedures on portfolio holdings information will protect the Fund from the potential misuse of such information by individuals or entities that come into possession of the information.

Dryden Core Investment Fund 28

SECURITIES & ORGANIZATION

ADDITIONAL INFORMATION

The Fund is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which may be divided into an unlimited number of series of such shares, and which presently consist of the Short-Term Bond Series, the Short-Term Municipal Bond Series, the National Municipal Money Market Series, the Taxable Money Market Series, the Government Money Market Series, and the Treasury Money Market Series. Each share of a Series represents an equal proportionate interest in that Series with each other share of that Series and is entitled to a proportionate interest in the dividends and distributions from that Series. Upon termination of a Series, whether pursuant to liquidation of the Series or otherwise, shareholders of that Series are entitled to share pro rata in the net assets of the Series then available for distribution to such shareholders. Shareholders have no preemptive rights.

A copy of the Agreement and Declaration of Trust (the Declaration of Trust) establishing the Fund is on file with the Secretary of State of the State of Delaware. The Declaration of Trust provides for the perpetual existence of the Fund. The Fund or a Series, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of an affected Series or by the Trustees upon written notice to the shareholders. Upon termination of the Fund or of a Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund or of the Series as may be determined by the Trustees, the Series shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the shareholders of the Series involved, ratably according to the number of shares of such Series held by the several shareholders of the Series on the date of termination.

The assets received by the Fund for the issue or sale of shares of a Series and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Series, and constitute the underlying assets of that Series. The underlying assets of a Series are segregated and are charged with the expenses, including the organizational expenses, in respect of that Series and with a share of the general expenses of the Fund. While the expenses of the Fund are allocated to the separate books of account of the Series, if more than one Series has shares outstanding, certain expenses may be legally chargeable against the assets of all Series.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides for indemnification by the Fund of the Trustees and the officers of the Fund except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Fund. Such person may not be indemnified against any liability to the Fund or the Fund's shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

The Fund will not normally hold annual shareholders meetings. At such time as less than a majority of the Trustees have been elected by the shareholders, the Trustees then in office will call a shareholders meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Fund's Custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon written request of the holders of not less than 10% of the outstanding shares. Upon written request by ten or more shareholders, who have been such for at least six months and who hold shares constituting 1% of the outstanding shares, stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Fund has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as otherwise disclosed in the Prospectus and in this SAI, the Trustees shall continue to hold office and may appoint their successors.

29

PURCHASE & REDEMPTION

PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

Purchase of Shares

Shares of the Funds are offered only to investment companies managed by PI and certain investment advisory clients of PIM. PI received an Order from the Commission that permits their joint investment in one of the Funds. Core Fund and the Funds are managed in compliance with the terms and conditions of this Order.

Sale of Shares

A Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission and procedures adopted by the Board of Trustees. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. A Fund, however, has elected to be governed by Rule18f-1 under the 1940 Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.

Dryden Core Investment Fund 30

NET ASSET VALUE

NET ASSET VALUE

For all Funds except the Taxable Money Market Fund, we determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, when the U.S. government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by 4:15 p.m., New York time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. government bond market and U.S. Federal Reserve banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. government bond market (as recommended by the Bond Market Association) or the U.S. Federal Reserve banks close in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday.

For the Taxable Money Market Fund only, we determine the NAV of our shares four times each business day at 10:00 a.m., 12:00 p.m., 2:00 p.m., and 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, when the U.S. government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by PMFS by 4:15 p.m., New York time, in order to receive the NAV on that day. Dividend income will be determined and declared immediately after the final NAV for the day is determined. On days when the NYSE is closed, but the U.S. government bond market and U.S. Federal Reserve Banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. government bond market (as recommended by the Bond Market Association) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday.

31

TAXES, DIVIDENDS & DISTRIBUTIONS

TAXES, DIVIDENDS AND DISTRIBUTIONS

The following is a summary of certain tax considerations generally affecting each Fund and its shareholders. This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisor concerning the consequences of investing in a Fund in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Qualification as a Regulated Investment Company. Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code and intends to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. As a regulated investment company, a Fund is not subject to federal income tax on the portion of its net investment income (i.e., investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net tax-exempt income and investment company taxable income for the year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below.

Net capital gains of a Fund that are available for distribution to shareholders will be computed by taking into account any applicable capital loss carryforward. If a Fund has a capital loss carryforward, the amount and duration of any such capital loss carryforward will be set forth at the end of this section.

In addition to satisfying the Distribution Requirement, each Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or disposition of stock, securities or foreign currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from an interest in a "qualified publicly traded partnership" (as such term is defined in the Code).

Each Fund must also satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of a Fund's taxable year, (1) 50% or more of the value of the Fund's assets must be represented by cash, United States government securities, securities of other regulated investment companies, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer and (2) not more than 25% of the value of the Fund's assets may be invested in securities of (x) any one issuer (other than United States government securities or securities of other regulated investment companies), or of two or more issuers (other than securities of other regulated investment companies) of which the Fund owns 20% or more of the voting securities and which are engaged in the same, similar or related trades or businesses or (y) one or more "qualified publicly traded partnerships" (as such term is defined in the Code).

A Fund's investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

If for any year a Fund does not qualify as a regulated investment company, or fails to meet the Distribution Requirement, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In addition, in the event of a failure to qualify, a Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. However, such dividends will be eligible (i) for taxable years beginning prior to January 1, 2011, to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if a Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If a Fund fails to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be subject to taxation on any net built-in-gains (i.e., the excess of the aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) recognized for a period of ten years, or, under certain circumstances, may have to recognize and pay tax on such net built-in-gain, in order to qualify as a regulated investment company in a subsequent year.

Excise Tax on Regulated Investment Companies.A 4% non-deductible excise tax is imposed on a regulated investment company to the extent that it distributes income in such a way that it is taxable to shareholders in a calendar year other than the calendar year in which a Fund earned the income. Specifically, the excise tax will be imposed if a Fund fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income, including qualified dividend income, for the calendar year and 98% of capital

Dryden Core Investment Fund 32

gain net income for the one-year period ending on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed otherwise retained amounts if it is subject to income tax on those amounts for any taxable year ending in such calendar year.

Each Fund intends to make sufficient distributions or deemed distributions of its qualified dividend income, ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. However, investors should note that a Fund may in certain circumstances be required to borrow money or liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

Fund Investments. Each Fund may make investments or engage in transactions that affect the character, amount and timing of gains or losses realized by a Fund. A Fund may make investments that produce income that is not matched by a corresponding cash receipt by the Fund. Any such income would be treated as income earned by the Fund and therefore would be subject to the Distribution Requirement. Such investments may require a Fund to borrow money or dispose of other securities in order to comply with those requirements. Each Fund may also make investments that prevent or defer the recognition of losses or the deduction of expenses. These investments may likewise require a Fund to borrow money or dispose of other securities in order to comply with the Distribution Requirement. Additionally, a Fund may make investments that result in the recognition of ordinary income rather than capital gain, or that prevent the Fund from accruing a long-term holding period. These investments may prevent the Fund from making capital gain distributions as described below. Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it makes any such investments in order to mitigate the effect of these rules. The foregoing concepts are explained in greater detail in the following paragraphs.

Gains or losses on sales of stock or securities by a Fund generally will be treated as long-term capital gains or losses if the stock or securities have been held by it for more than one year, except in certain cases where the Fund acquires a put or writes a call or otherwise holds an offsetting position, with respect to the stock or securities. Other gains or losses on the sale of stock or securities will be short-term capital gains or losses.

If an option written by a Fund on securities lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will generally realize short-term capital gain or loss. If securities are sold by the Fund pursuant to the exercise of a call option written by it, the Fund will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Gain or loss on the sale, lapse or other termination of options acquired by a Fund on stock or securities and on narrowly-based stock indexes will be capital gain or loss and will be long-term or short-term depending on the holding period of the option.

Certain Fund transactions may be subject to wash sale, short sale, constructive sale, conversion transaction, constructive ownership transaction and straddle provisions of the Code that may, among other things, require a Fund to defer recognition of losses or convert long-term capital gain into ordinary income or short-term capital gain taxable as ordinary income.

As a result of entering into swap contracts, a Fund may make or receive periodic net payments. A Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute taxable ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, a Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

In general, gain or loss on a short sale is recognized when a Fund closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in a Fund's hands. Except with respect to certain situations where the property used by a Fund to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of "substantially identical property" held by a Fund. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by a Fund for more than one year. In general, a Fund will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

Debt securities acquired by a Fund may be subject to original issue discount and market discount rules which, respectively, may cause the Fund to accrue income in advance of the receipt of cash with respect to interest or cause gains to be treated as ordinary

33

income subject to the Distribution Requirement referred to above. Market discount generally is the excess, if any, of the principal amount of the security (or, in the case of a security issued at an original issue discount, the adjusted issue price of the security) over the price paid by the Fund for the security. Original issue discount that accrues in a taxable year is treated as income earned by a Fund and therefore is subject to the Distribution Requirement. Because the original issue discount income earned by a Fund in a taxable year may not be represented by cash income, the Fund may have to borrow money or dispose of other securities and use the proceeds to make distributions to satisfy the Distribution Requirement.

Certain futures contracts and certain listed options (referred to as Section 1256 contracts) held by the Funds will be required to be "marked to market" for federal income tax purposes at the end of a Fund's taxable year, that is, treated as having been sold at the fair market value on the last business day of the Fund's taxable year. Except with respect to certain foreign currency forward contracts, sixty percent of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and forty percent will be treated as short-term capital gain or loss. Any net mark-to-market gains may be subject to the Distribution Requirement referred to above, even though a Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gains or losses attributable to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts or dispositions of debt securities denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition thereof generally also are treated as ordinary income or loss. These gains or losses, referred to under the Code as "Section 988" gains or losses, increase or decrease the amount of a Fund's investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund's net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, a Fund would not be able to make any ordinary dividend distributions, and distributions made before the losses were realized could be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, thereby reducing each shareholder's basis in his or her Fund shares.

A Fund may make investments in equity securities of foreign issuers. If a Fund purchases shares in certain foreign corporations (referred to as passive foreign investment companies ("PFICs") under the Code), the Fund may be subject to federal income tax on a portion of any "excess distribution" from such foreign corporation, including any gain from the disposition of such shares, even if such income is distributed by the Fund to its shareholders. In addition, certain interest charges may be imposed on the Fund as a result of such distributions. If a Fund were to invest in an eligible PFIC and elected to treat the PFIC as a qualified electing fund (a "QEF"), in lieu of the foregoing requirements, the Fund would be required to include each year in its income and distribute to shareholders in accordance with the Distribution Requirement, a pro rata portion of the QEF's ordinary earnings and net capital gain, whether or not distributed by the QEF to the Fund. A Fund may not be able to make this election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy.

Alternatively, a Fund generally will be permitted to "mark to market" any shares it holds in a PFIC. If a Fund made such an election, with such election being made separately for each PFIC owned by the Fund, the Fund would be required to include in income each year and distribute to shareholders in accordance with the Distribution Requirement, an amount equal to the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock at that time. A Fund would be allowed a deduction for the excess, if any, of the adjusted basis of the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by the Fund for prior taxable years. A Fund will make appropriate basis adjustments in the PFIC stock to take into account the mark-to-market amounts.

Notwithstanding any election made by a Fund, dividends attributable to distributions from a foreign corporation will not be eligible for the special tax rates applicable to qualified dividend income if the foreign corporation is a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

A Fund may invest in real estate investment trusts ("REITs"). Such Fund's investments in REIT equity securities may require a Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold (including when it is not advantageous to do so). A Fund's investments in REIT equity securities may at other times result in the Fund's receipt of cash in excess of the REIT's earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends received by the Fund from a REIT will generally not constitute qualified dividend income. REITs will generally be able to pass through the tax treatment of tax-qualified dividends they receive.

Dryden Core Investment Fund 34

Some of the REITs in which the Funds may invest will be permitted to hold residual interests in real estate mortgage investment conduits ("REMICs"). Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Fund's income from a REIT that is attributable to the REIT's residual interest in a REMIC (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual interest directly.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.

Under current law, if a charitable remainder trust (defined in section 664 of the Code) realizes any unrelated business taxable income for a taxable year, it will be subject to an excise tax equal to 100% of such unrelated business taxable income. In addition, if at any time during any taxable year a "disqualified organization" (as defined in the Code) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Funds do not intend to invest directly in residual interests in REMICs or to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.

Fund Distributions. Each Fund anticipates distributing substantially all of its net investment income for each taxable year. Dividends of net investment income paid to a non-corporate U.S. shareholder in a taxable year beginning before January 1, 2011 that are designated as qualified dividend income will generally be taxable to such shareholder at a maximum rate of 15%, and 20% thereafter. However, the amount of dividend income that may be so designated by a Fund will generally be limited to the aggregate of the eligible dividends received by the Fund. In addition, a Fund must meet certain holding period requirements with respect to the shares on which the Fund received the eligible dividends, and the non-corporate U.S. shareholder must meet certain holding period requirements with respect to the Fund shares. Dividends of net investment income that are not designated as qualified dividend income or exempt-interest dividends and dividends of net short-term capital gains will be taxable to shareholders at ordinary income rates. Dividends paid by a Fund with respect to a taxable year will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of dividends received by the Fund from certain domestic corporations for the taxable year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year, including the portion of dividends paid that qualify for the reduced tax rate.

Ordinarily, shareholders are required to take taxable distributions by a Fund into account in the year in which the distributions are made. However, for federal income tax purposes, dividends that are declared by a Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.

Dividends paid by a Fund that are properly designated as exempt-interest dividends will not be subject to regular federal income tax. Dividends paid by a Fund will be exempt from federal income tax (though not necessarily exempt from state and local taxation) to the extent of the Fund's tax-exempt interest income as long as 50% or more of the value of the Fund's assets at the end of each quarter is invested in state, municipal and other bonds that are excluded from gross income for federal income tax purposes and as long as the Fund properly designates such dividends as exempt-interest dividends. Exempt-interest dividends from interest earned on municipal securities of a state, or its political subdivisions, are generally exempt from income tax in that state. However, income from municipal securities from other states generally will not qualify for tax-free treatment. On November 5, 2007, the United States Supreme Court held oral arguments on an appeal from a decision of a Kentucky appellate court which held that provisions of Kentucky tax law that provided a tax exemption for interest on Kentucky municipal bonds while taxing interest on bonds issued by other states violated the United States Constitution. A decision is expected from the Supreme Court sometime before the end of June 2008. The outcome of this appeal and its effect, if any, on any exemption from state or local income taxes of dividends from the Fund designated as exempt-interest dividends, or on the market value of a Fund, cannot be predicted.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of a Fund will not be deductible for U.S. federal income tax purposes to the extent it relates to exempt-interest dividends received by a shareholder. If a shareholder receives exempt-interest dividends with respect to any share of a Fund and if the share is held by the shareholder for six months or less, then any loss on the sale or exchange of the share may, to the extent of the exempt-interest dividends, be disallowed. In addition, the Code may

35

require a shareholder that receives exempt-interest dividends to treat as taxable income a portion of certain otherwise non-taxable social security and railroad retirement benefit payments. Furthermore, a portion of any exempt-interest dividend paid by a Fund that represents income derived from certain revenue or private activity bonds held by the Fund may not retain its tax-exempt status in the hands of a shareholder who is a "substantial user" of a facility financed by such bonds, or a "related person" thereof. In addition, the receipt of dividends and distributions from a Fund may affect a foreign corporate shareholder's federal "branch profits" tax liability and the federal "excess net passive income" tax liability of a shareholder of a Subchapter S corporation. Shareholders should consult their own tax advisors as to whether they are (i) "substantial users" with respect to a facility or "related" to such users within the meaning of the Code or (ii) subject to the federal "branch profits" tax, or the federal "excess net passive income" tax.

A Fund may either retain or distribute to shareholders its net capital gain (i.e., excess net long term capital gain over net short term capital loss) for each taxable year. Each Fund currently intends to distribute any such amounts. If net capital gain is distributed and designated as a "capital gain dividend", it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired its shares.

Conversely, if a Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. In such a case, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Distributions by a Fund that exceed the Fund's current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares; any distribution in excess of such tax basis will be treated as gain from the sale of its shares, as discussed below.

Distributions by a Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, prospective investors in a Fund should be aware that distributions from the Fund will, all other things being equal, have the effect of reducing the net asset value of the Fund's shares by the amount of the distribution. If the net asset value is reduced below a shareholder's cost, the distribution will nonetheless be taxable as described above, even if the distribution effectively represents a return of invested capital. Investors should consider the tax implications of buying shares just prior to a distribution, when the price of shares may reflect the amount of the forthcoming distribution.

Sale or Redemption of Shares. A shareholder will generally recognize gain or loss on the sale or redemption of shares in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder acquires other shares of the Fund or substantially identical stock or securities within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Fund. Additionally, if a shareholder disposes of shares of a Fund within 90 days following their acquisition, and the shareholder subsequently re-acquires Fund shares (1) pursuant to a reinvestment right received upon the purchase of the original shares and (2) at a reduced load charge (i.e., sales or additional charge), then any load charge incurred upon the acquisition of the original shares will not be taken into account as part of the shareholder's basis for computing gain or loss upon the sale of such shares, to the extent the original load charge does not exceed any reduction of the load charge with respect to the acquisition of the subsequent shares. To the extent the original load charge is not taken into account on the disposition of the original shares, such charge shall be treated as incurred in connection with the acquisition of the subsequent shares. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of long-term capital gain dividends received on (or undistributed long-term capital gains credited with respect to) such shares. Capital gain of a non-corporate U.S. shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum federal income tax rate of 15%, and thereafter at 20% rate, where the property is held by the shareholder for more than one year. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.

Backup Withholding.A Fund will be required in certain cases to withhold and remit to the U.S. Treasury a portion all dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided the Fund with either an incorrect tax identification number or no number at all, (2) who is subjected to backup withholding by the Internal Revenue

Dryden Core Investment Fund 36

Service ("IRS") for failure to report the receipt of interest or dividend income properly or (3)who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other exempt recipient. Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder's federal income tax liability, provided the appropriate information is furnished to the IRS.

If a shareholder recognizes a loss with respect to a Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Foreign Shareholders. Dividends paid to a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") will be subject to U.S. withholding tax at the rate of 30% (or lower applicable treaty rate) on the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax, including withholding tax, on gains realized on the sale of shares of a Fund, net capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains.

The foregoing applies when the foreign shareholder's income from a Fund is not effectively connected with a U.S. trade or business. If the income from a Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, qualified dividend income, net capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens or domestic corporations.

A distribution from a Fund to foreign shareholders who have held more than 5% of the Fund at any time during the one-year period ending on the date of distribution is treated as real property gain subject to 35% withholding tax and treated as income effectively connected to a U.S. trade or business with certain tax filing requirements applicable, if such distribution is attributable to a distribution of real property gain received by the Fund from a REIT and if 50% or more of the value of the Fund's assets are invested in REITs and other U.S. real property holding corporations. There are also certain restrictions regarding the use of wash sales and substitute payments.

In the case of foreign non-corporate shareholders, a Fund may be required to backup withhold U.S. federal income tax on distributions that are otherwise exempt from withholding tax unless such shareholders furnish the Fund with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

37

PROXY VOTING & CODES OF ETHICS

PROXY VOTING

The Board has delegated to each Fund's investment manager, PI, the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Fund. Each Fund authorizes the Manager to delegate, in whole or in part, its proxy voting authority to its investment subadviser or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.

The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Fund. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.

The Manager delegates to each Fund's Subadviser(s) the responsibility for voting the Fund's proxies. The Subadviser is expected to identify and seek to obtain the optimal benefit for the Fund it manages, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Fund and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Fund and the interests of the Subadviser or its affiliates. The Manager and the Board expect that the Subadviser will notify the Manager and Board at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the Subadviser will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the Commission. Information regarding how each Fund voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available on the Fund's website and on the Commission's website at www.sec.gov.

A summary of the proxy voting policies of the Subadviser(s) is set forth in the Appendix to this SAI.

CODES OF ETHICS

The Board of Directors of each Fund has adopted a Code of Ethics. In addition, the Manager, investment subadviser(s) and Distributor have each adopted a Code of Ethics (the Codes). The Codes apply to access persons (generally, persons who have access to information about the Fund's investment program) and permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available from, the Commission.

Dryden Core Investment Fund 38

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

The financial statements for Dryden Core Investment Fund for the fiscal year ended January 31, 2008 incorporated in this SAI by reference to the 2008 annual report to shareholders (File No. 811-09999), have been so incorporated in reliance on the report of KPMG LLP, independent registered public accounting firm. You may obtain a copy of the annual report at no charge by request to the Fund by calling (800) 225-1852 or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

39

APPENDIX I: DESCRIPTION OF BOND RATINGS

STANDARD & POOR'S RATINGS SERVICES (S&P)

Long-Term Issue Credit Ratings

AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Commercial Paper Ratings

A-1: This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Notes Ratings

An S&P notes rating reflects the liquidity factors and market risks unique to notes. Notes due in three years or less will likely receive a notes rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

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  Amortization schedule-the longer the final maturity relative to other maturities the more likely it will be treated as a note. ·

  Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

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Note rating symbols are as follows:

Dryden Core Investment Fund 40

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

MOODY'S INVESTORS SERVICE, INC. (MOODY'S)

Debt Ratings

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds which are rated C are the lowest-rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating category from Aa to Caa. The modifier 1 indicates that the issuer is in the higher end of its letter rating category; the modifier 2 indicates a mid-range ranking; the modifier 3 indicates that the issuer is in the lower end of the letter ranking category.

Short-Term Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. Such obligations generally have an original maturity not exceeding one year, unless explicitly noted.

PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

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  Leading market positions in well-established industries.

  High rates of return on funds employed.

  Conservative capitalization structure with moderate reliance on debt and ample asset protection.


41

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  Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  Well-established access to a range of financial markets and assured sources of alternate liquidity.

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PRIME-2:Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debtobligations. This normally will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trendsand coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate,may be more affected by external conditions. Ample alternate liquidity is maintained.

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MIG1: This designation denotes best quality. There is strong protection by established cash flows, superior liquidity supportor demonstrated broad-based access to the market for refinancing.


MIG2: This designation denotes high quality. Margins of protection are ample although not so large as in the proceeding group.


FITCH, INC.


International Long-Term Credit Ratings

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AAA: Highest Credit Quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionallystrong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected byforeseeable events.


AA:Very High Credit Quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity fortimely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.


A: High Credit Quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitmentsis considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditionsthan is the case for higher ratings.


BBB:Good Credit Quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timelypayment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions aremore likely to impair this capacity. This is the lowest investment-grade category.


BB: Speculative. BB ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverseeconomic change over time; however, business or financial alternatives may be available to allow financial commitments tobe met. Securities rated in this category are not investment grade.


B:Highly Speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains.Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorablebusiness and economic environment.


CCC, CC, C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained,favorable business or economic developments. A CC rating indicates that default of some kind appears probable. C ratings signalimminent default.


International Short-Term Credit Ratings


F1: Highest Credit Quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+"to denote any exceptionally strong credit feature.


F2:Good Credit Quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is notas great as in the case of the higher ratings.


F3:Fair Credit Quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changescould result in a reduction to non-investment grade.


B:Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changesin financial and economic conditions.


C:High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained,favorable business and economic investment.


< /R>
Dryden Core Investment Fund 42


Plus (+) or Minus (-): Plus or minus signs may be appended to a rating to denote relative status within major rating categories. Such suffixes arenot added to the AAA long-term rating category, to categories below CCC, or to short-term ratings other than F1.


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43

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APPENDIX II: PROXY VOTING POLICIES OF THE SUBADVISER

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Prudential Investment Management, Inc. (PIM)

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Theoverarching goal of each of the asset management units within Prudential Investment Management, Inc. ("PIM") is to voteproxies in the best interests of their respective clients based on the clients' priorities. Client interests are placed aheadof any potential interest of PIM or its asset management units. Because the various asset management units within PIM managedistinct classes of assets with differing management styles, some units will consider each proxy on its individual meritswhile other units may adopt a pre-determined set of voting guidelines. The specific voting approach of each unit is notedbelow. A committee comprised of senior business representatives from each of the asset management units together with relevantregulatory personnel oversees the proxy voting process and monitors potential conflicts of interests. The committee is responsiblefor interpretation of the proxy voting policy and periodically assesses the policy's effectiveness. In addition, should theneed arise, the committee is authorized to address any proxy matter involving an actual or apparent conflict of interest thatcannot be resolved at the level of an individual asset management business unit. In all cases, clients may obtain the proxyvoting policies and procedures of the various PIM asset management units, and information is available to each client concerningthe voting of proxies with respect to the client's securities, simply by contacting the client service representative of therespective unit.

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Voting Approach of PIM Asset Management Units

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Prudential Public Fixed Income As this asset management unit invests primarily in public debt, there are few traditional proxies voted in this unit. Generally,when a proxy is received, this unit will vote with management on routine matters such as the appointment of accountants orthe election of directors. With respect to non-routine matters such as proposed anti-takeover provisions or mergers the financialimpact will be analyzed and the proxy will be voted on a case-by-case basis. Specifically, if a proxy involves:

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  a proposal regarding a merger, acquisition or reorganization,

  a proposal that is not addressed in the unit's detailed policy statement, or circumstances that suggest a vote not in accordance with the detailed policy,

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theproxy will be referred to the applicable portfolio manager(s) for individual consideration.

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Prudential Real Estate InvestorsAs this asset management unit invests primarily in real estate and real estate-related interests, there are few traditionalproxies voted in this unit. Generally, when a proxy is received, this unit will vote with management on routine matters suchas the appointment of accountants or the election of directors. With respect to non-routine matters such as proposed anti-takeoverprovisions or mergers the financial impact will be analyzed and the proxy will be voted on a case-by-case basis. Specifically,if a proxy involves:

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  a proposal regarding a merger, acquisition or reorganization,

  a proposal that is not addressed in the unit's detailed policy statement, or circumstances that suggest a vote not in accordance with the detailed policy,

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theproxy will be referred to the relevant portfolio manager(s) for individual consideration.

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Prudential Capital Group As this asset management unit invests almost exclusively in privately placed debt, there are few, if any, traditional proxies voted in this unit. As a result, this unit evaluates each proxy it receives and votes on a case-by-case basis. Considerations will include detailed knowledge of the issuer's financial condition, long- and short-term economic outlook for the issuer, its capital structure and debt-service obligations, the issuer's management team and capabilities, as well as other pertinent factors. In short, this unit attempts to vote all proxies in the best economic interest of its clients based on the clients' expressed priorities, if any.

Dryden Core Investment Fund 44

PART C

OTHER INFORMATION

Item 23. Exhibits.

(a)(1) Agreement and Declaration of Trust. Incorporated by reference to Exhibit No. (a)(1) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

(2) Certificate of Trust. Incorporated by reference to Exhibit No. (a)(2) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

(3) Certificate of Amendment to the Certificate of Trust dated March 10, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 5 on Form N-1A filed via EDGAR on March 26, 2003 (File No. 811-09999).

(b) By-laws, as Amended November 16, 2004. Incorporated by reference to corresponding exhibit to Post-Effective Amendment 7 on Form N-1A filed via EDGAR on March 29, 2005 (File No. 811-09999).

(c) Instruments Defining Rights of Shareholders. Incorporated by reference to Exhibit No. (c) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(d)(1) Management Agreement between the Registrant and Prudential Investments LLC (PI) dated July 7, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(2) Subadvisory Agreement between Prudential Investments LLC (PI) and Prudential Investment Management, Inc. (PIM) dated July 7, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(e) Distribution Agreement with Prudential Investment Management Services LLC. Incorporated by reference to Exhibit No. (e) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(f) Not Applicable.

(g)(1) Custodian Contract between the Registrant and The Bank of New York (BNY) dated June 6, 2005. Incorporated by reference to corresponding exhibit to Post-Effective Amendment 8 on Form N-1A filed via EDGAR on May 30, 2006 (File No. 811-09999).

(2) Amendment dated June 6, 2005 to Custodian Contract. Incorporated by reference to corresponding exhibit to Post-Effective Amendment 8 on Form N-1A filed via EDGAR on May 30, 2006 (File No. 811-09999).

(3) Amendmentdated December 27, 2007 to Custodian Agreement between the Registrant and BNY. Incorporated by reference to the JennisonDryden Portfolios Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A filed via EDGAR on December 21, 2007 (File No. 33-9269).

(h)(1) Amended and Restated Transfer Agency and Service Agreement between the Registrant and Prudential Mutual Fund Services, Inc., dated May 29, 2007. Incorporated by reference to the Dryden Municipal Bond Fund Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A filed via EDGAR on June 29, 2007 (File No. 33-10649).

(2) Amendment dated December 27, 2007 to Amended and Restated Transfer Agency and Service Agreement dated May 29, 2007. Incorporated by reference to the JennisonDryden Portfolios Post - Effective Amendment No. 37 to the Registration statement of on Form N1-A filed via EDGAR on December 21, 2007 (File No. 33-9269).

(i) Not Applicable.

(j) Consent of independent registered public accounting firm. *

(k) Not Applicable.

(l) Not Applicable.

(m) Not Applicable.

(n) Not Applicable.

(o) Not Applicable.

(p)(1) Code of Ethics of the Registrant dated December 26, 2007. Incorporated by reference to the Dryden Small-Cap Core Equity Fund, Inc. Post-Effective Amendment No. 16 to the Registration Statement filed on Form N-1A via EDGAR on February 26, 2008 (File No. 333-24495).

(2) Code of Ethics and Personal Securities Trading Policy of Prudential, including PI, PIM and PIMS dated January 9, 2006. Incorporated by reference to corresponding exhibit to Post-Effective Amendment 8 on Form N-1A filed via EDGAR on May 30, 2006 (File No. 811-09999).

(q) Power of Attorney dated March 8, 2007. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 15 to Registration Statement on Form N1-A (File No. 33-63943) filed via EDGAR on March 30, 2007.

_________________________________________________________________

* Filed herewith.

Item 24. Persons Controlled by or under Common Control with Registrant.

None.

Item 25. Indemnification.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940 (the 1940 Act) and pursuant to Del. Code Ann. title 12 sec. 3817, a Delaware business trust may provide in its governing instrument for the indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article VII, Section 2 of the Agreement and Declaration of Trust (Exhibit (a)(1) to the Registration Statement) states that (1) the Registrant shall indemnify any present trustee or officer to the fullest extent permitted by law against liability, and all expenses reasonably incurred by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her service as a trustee, officer or both, and against any amount incurred in settlement thereof and (2) all persons extending credit to, contracting with or having any claim against the Registrant shall look only to the assets of the appropriate Series (or if no Series has yet been established, only to the assets of the Registrant). Indemnification will not be provided to a person adjudged by a court or other adjudicatory body to be liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties (collectively “disabling conduct”). In the event of a settlement, no indemnification may be provided unless there has been a determination, as specified in the Agreement and Declaration of Trust, that the officer or trustee did not engage in disabling conduct. In addition, Article XI of Registrant’s By-Laws (Exhibit (b) to the Registration Statement) provides that any trustee, officer, employee or other agent of Registrant shall be indemnified by the Registrant against all liabilities and expenses subject to certain limitations and exceptions contained in Article XI of the By-Laws. As permitted by Section 17(i) of the 1940 Act, pursuant to Section 10 of the Distribution Agreement (Exhibit (e) to the Registration Statement), the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from bad faith, gross negligence, willful misfeasance or reckless disregard of duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (Commission) such indemnification is against public policy as expressed in the 1940 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issue.

The Registrant will purchase an insurance policy insuring its officers and Trustees against liabilities, and certain costs of defending claims against such officers and Trustees, to the extent such officers and Trustees are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy also insures the Registrant against the cost of indemnification payments to officers and Trustees under certain circumstances.

Section 8 of the Management Agreement (Exhibit (d)(1) to the Registration Statement), and Section 4 of each Subadvisory Agreement (Exhibits (d)(2) through (d)(7) to the Registration Statement) limit the liability of Prudential Investments LLC (PI), and Prudential Investment Management, Inc. (PIM), respectively, to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.

The Registrant hereby undertakes that it will apply the indemnification provisions of its By-Laws and the Distribution Agreement in a manner consistent with Release No. 11330 of the Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Under Section 17(h) of the 1940 Act, it is the position of the staff of the Commission that if there is neither a court determination on the merits that the defendant is not liable nor a court determination that the defendant was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of one’s office, no indemnification will be permitted unless an independent legal counsel (not including a counsel who does work for either the Registrant, its investment adviser, its principal underwriter or persons affiliated with these persons) determines, based upon a review of the facts, that the person in question was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Under its Agreement and Declaration of Trust, the Registrant may advance funds to provide for indemnification. Pursuant to the Commission staff’s position on Section 17(h), advances will be limited in the following respect:

(1) Any advances must be limited to amounts used, or to be used, for the preparation and/or presentation of a defense to the action (including cost connected with preparation of a settlement);

(2) Any advances must be accompanied by a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Registrant by reason of indemnification;

(3) Such promise must be secured by a surety bond or other suitable insurance; and

(4) Such surety bond or other insurance must be paid for by the recipient of such advance.

Item 26. Business and other Connections of the Investment Adviser.

(a) Prudential Investments LLC (PI)

See “How the Funds are Managed—Manager” in the Prospectus constituting Part A of this Registration Statement and “Management of Core Fund” in the Statement of Additional Information (SAI) constituting Part B of this Registration Statement.

The business and other connections of the directors and principal executive officers of PI are listed in Schedules A and D of its Form ADV as currently on file with the Commission (File No. 801-31104), the text of which is hereby incorporated by reference.

(b) Prudential Investment Management, Inc. (PIM)

See “How the Funds are Managed—Manager” in the Prospectus constituting Part A of this Registration Statement and “Management of Core Fund” in the SAI constituting Part B of this Registration Statement.

The business and other connections of the directors and executive officers of Prudential Investment Management, Inc. are included in Schedule A and D of its Form ADV filed with the Securities and Exchange Commission (File No. 801-22808), as most recently amended, the text of which is hereby incorporated reference.

Item 27. Principal Underwriters.

(a)	Prudential Investment Management Services LLC (PIMS)

PIMS is distributor for Cash Accumulation Trust, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Blend Fund, Inc., Dryden Global Total Return Fund, Inc., Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden National Municipals Fund, Inc., Jennison Natural Resources Fund, Inc., Dryden Global Real Estate Fund, Jennison Sector Funds, Inc., Dryden Short-Term Corporate Bond Fund, Inc., Jennison Small Company Fund, Inc., Dryden Tax-Free Money Fund, Dryden Tax-Managed Funds, Dryden Small-Cap Core Equity Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison Mid-Cap Growth Fund, Inc., JennisonDryden Portfolios, Prudential World Fund, Inc., Target Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Target Portfolio Trust, The Prudential Series Fund and Advanced Series Trust.

PIMS is also distributor of the following other investment companies: Separate Accounts: Prudential’s Gibraltar Fund, Inc., The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, The Prudential Variable Contract Account-11, The Prudential Variable Contract Account-24, The Prudential Variable Contract GI-2, The Prudential Discovery Select Group Variable Contract Account, The Pruco Life Flexible Premium Variable Annuity Account, The Pruco Life of New Jersey Flexible Premium Variable Annuity Account, The Prudential Individual Variable Contract Account, The Prudential Qualified Individual Variable Contract Account and PRIAC Variable Contract Account A.

(b) The business and other connections of PIMS’ sole member (PIFM Holdco, Inc.) and principal officers are listed in its Form BD as currently on file with the Securities and Exchange Commission (BD No. 18353), the text of which is hereby incorporated by reference.

(c) Registrant has no principal underwriter who is not an affiliated person of the Registrant.

Item 28.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of The Bank of New York Mellon Corp. (BNY), One Wall Street, New York, NY 10286; Prudential Investment Management, Inc., Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102; the Registrant, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102; and Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Gateway Center Three, Newark, NJ 07102. Documents required by Rules 31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-1(f) and Rules 31a-1(b)(4) and (11) and 31a-1(d) will be kept at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102, and the remaining accounts, books and other documents required by such other pertinent provisions of Section 31(a) and the Rules promulgated thereunder will be kept by BNY and PMFS.

Item 29. Management Services.

Other than as set forth under the captions “How the Funds are —Manager,” “How the Fund is Managed—Investment Subadviser” and “How the Fund is Managed— Distributor” in the Prospectus and the caption “Management of Core Fund” in the SAI, constituting Parts A and B, respectively, of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 1st day of April 2008.

DRYDEN CORE INVESTMENT FUND

* Judy A. Rice, President

Name	Position	Date

*By:/s/ Claudia DiGiacomo	Attorney-in-Fact	April 1, 2008
Claudia DiGiacomo

DRYDEN CORE INVESTMENT FUND

EXHIBIT INDEX

Item 23 Exhibit Number	Description
(j)	Consent of independent registered public accounting firm.